Exhibit 10.4

EXECUTION VERSION

BREITBURN ENERGY PARTNERS LP

BREITBURN OPERATING LP

BREITBURN FINANCE CORPORATION

AND

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HEREOF

9.25% SENIOR SECURED SECOND LIEN NOTES DUE 2020

INDENTURE

Dated as of April 8, 2015

U.S. BANK NATIONAL ASSOCIATION,

As Trustee and Collateral Agent

EXECUTION VERSION

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APPENDIX, SCHEDULE AND ANNEX

RULE 144A/ REGULATION S/ IAI APPENDIX		App - 1
Exhibit 1 to the Appendix
Exhibit 2 to the Appendix

SCHEDULE I	Agreements with Affiliates	S - 1

ANNEX A	Form of Supplemental Indenture	A – 1

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EXECUTION VERSION

This Indenture, dated as April 8, 2015, is among Breitburn Energy Partners LP, a Delaware limited partnership (the “Company”), Breitburn Operating LP, a Delaware limited partnership (“Operating Partnership”), Breitburn Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company and the Operating Partnership, the “Issuers”), the guarantors listed on the signatures page hereof (each, a “Guarantor” and, collectively, the “Guarantors”) and U.S. Bank National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).

The Issuers, the Guarantors, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Issuers’ Initial Notes and Additional Notes:

Article 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01         Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1)         Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or into or becoming a Subsidiary of such specified Person; and

(2)         Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business unit or division of a Person or (b) the acquisition of in excess of 50% of the capital stock of a corporation (or similar entity), which stock has ordinary voting power for the election of the members of such entity’s board of directors or persons exercising similar functions (other than stock having such power only by reason of the happening of a contingency), or the acquisition of in excess of 50% of the partnership interests or equity of any Person not a corporation which acquisition gives the acquiring Person the power to direct or cause the direction of the management and policies of such Person.

“Additional Assets” means:

(1)         any assets used or useful in the Oil and Gas Business, other than Indebtedness or Capital Stock;

(2)         the Capital Stock of a Person that becomes a Guarantor as a result of the acquisition of such Capital Stock by any Issuer or Guarantor; or

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(3)          Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary to the extent such Person becomes a Guarantor;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) is primarily engaged in the Oil and Gas Business.

“Additional Interest” means all Default Rate interest then owing pursuant to Section 4.01(b) and Section 6.01(d). Unless the context indicates otherwise, all references to “interest” in this Indenture or the Notes shall be deemed to include any Additional Interest.

“Additional Notes” means, subject to the Company’s compliance with Section 4.09 and Section 4.12, 9.25% Senior Secured Second Lien Notes due 2020 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, Section 2.07, Section 2.09 or Section 3.06 of this Indenture).

“Adjusted Consolidated Net Tangible Assets” of a specified Person means (without duplication), as of the date of determination:

(1)          the sum of:

(a)          discounted future net revenue from proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal or other income taxes, as estimated by such Person in the latest Reserve Report with an effective date of January 1 or July 1 based on the Strip Price as of the effective date of the Reserve Report, as increased by, as of the date of determination, the estimated discounted future net revenue from:

(i)          estimated proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such Reserve Report, which reserves were not reflected in such Reserve Report, and

(ii)         estimated crude oil and natural gas reserves of such Person and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, in the case of clauses (i) and (ii) calculated in accordance with SEC guidelines (utilizing the prices utilized in the latest semi-annual Reserve Report, and decreased by, as of the date of determination, the estimated discounted future net revenue attributable to:

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(A)         estimated proved crude oil and natural gas reserves of such Person and its Restricted Subsidiaries reflected in such Reserve Report produced or disposed of since the date of such Reserve Report, and

(B)         reductions in the estimated crude oil and natural gas reserves of such Person and its Restricted Subsidiaries reflected in such Reserve Report since the date of such Reserve Report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in the case of clauses (A) and (B) calculated in accordance with SEC guidelines (utilizing the prices utilized in the latest semi-annual Reserve Report); provided, however, that, in the case of each of the determinations made pursuant to clauses (i), (ii), (A) and (B) above, such increases and decreases shall be estimated in good faith by the Company’s petroleum engineers based upon assumptions believed in good faith to be reasonable at the time made;

(b)          the capitalized costs that are attributable to crude oil and natural gas properties of such Person and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributable, based on such Person’s books and records as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements (whichever is more recent);

(c)          the Net Working Capital of such Person as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements (whichever is more recent); and

(d)          the greater of:

(i)          the net book value of other tangible assets of such Person and its Restricted Subsidiaries as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements (whichever is more recent), and

(ii)         the appraised value, as estimated by independent appraisers, of other tangible assets of such Person and its Restricted Subsidiaries as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements (provided that such Person shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed);

minus

(e)          the sum of:

(i)          Minority Interests;

(ii)         to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any net natural gas balancing liabilities of such Person and its Restricted Subsidiaries reflected in such Person’s latest audited financial statements;

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(iii)        to the extent included in clause (1)(a) above, the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the prices utilized in the latest semi-annual Reserve Report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

(iv)         to the extent included in clause (1)(a) above, the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the prices utilized in the latest semi-annual Reserve Report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of such Person and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(v)          the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenue specified in clause (1)(a) above, would be necessary to satisfy fully the obligations of such Person and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

For purposes of this defined term “Adjusted Consolidated Net Tangible Assets”, until such time as the Note Purchase Agreement is terminated, the Reserve Report shall refer to the latest semi-annual Reserve Report delivered pursuant to the Note Purchase Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control by the other Person. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Agent Members” has the meaning provided in the Appendix.

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“Applicable Law,” except as the context may otherwise require, means all applicable laws, rules, regulations, ordinances, judgments, decrees, injunctions, writs and orders of any court or governmental or congressional agency or authority and rules, regulations, orders, licenses and permits of any United States federal, state, municipal, regional, or other governmental body, instrumentality, agency or authority.

“Asset Sale” means:

(1)         the sale, lease, conveyance or other disposition of any properties or assets (including by way of a Production Payment or a Sale and Leaseback Transaction); provided, however, that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 and/or the provisions of Section 5.01 and not by the provisions of Section 4.10; and

(2)         the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries that are Guarantors or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)         the sale, lease, conveyance or other disposition of properties or assets to the extent the aggregate fair market value of all such transactions in any fiscal year does not exceed $10.0 million;

(2)         a transfer of properties or assets between or among (i) any of the Company and its Restricted Subsidiaries that are Issuers or Guarantors (ii) between Restricted Subsidiaries that are not Issuers or Guarantors and (iii) by any Restricted Subsidiary to any Issuer or Guarantor;

(3)         an issuance or sale of Equity Interests by a (i) Restricted Subsidiary that is not a Guarantor or Issuer to the Company or to another Restricted Subsidiary and (ii) Guarantor or Issuer (other than the Company) to any other Guarantor or Issuer;

(4)         the sale, lease or other disposition of (i) inventory, (ii) products, (iii) accounts receivable or (iv) equipment and other properties or assets (other than Oil and Gas Properties and acreage) in the ordinary course of business;

(5)         the sale or other disposition of cash or Cash Equivalents, Hedging Contracts or other financial instruments in the ordinary course of business;

(6)         a disposition of properties or assets that constitutes (or results in by virtue of the consideration received for such disposition) either a Restricted Payment that is permitted by Section 4.07 or a Permitted Investment;

(7)         a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

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(8)         [RESERVED];

(9)         the farm-out, lease or sublease of developed or undeveloped crude oil or natural gas properties owned or held by the Company or any Restricted Subsidiary in exchange for crude oil and natural gas properties owned or held by another Person in the ordinary course of business; provided, that, this clause (9) may not be used by any Issuer or Guarantor to make a sale, transfer, assignment, conveyance or other disposition of Permian Basin Properties or Mortgaged Property to any Restricted Subsidiary that is not an Issuer or Guarantor, an Unrestricted Subsidiary or a Joint Venture;

(10)        the creation or perfection of a Lien that is permitted by Section 4.12;

(11)        disposition in connection with Permitted Liens (other than a disposition of property with a fair market value in excess of $25.0 million in the aggregate);

(12)        surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind in the ordinary course of business;

(13)        the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

(14)        an Asset Swap provided, that, this clause (14) may not be used by any Issuer or Guarantor to make a sale, transfer, assignment, conveyance or other disposition of Permian Basin Properties or Mortgaged Property to any Restricted Subsidiary that is not an Issuer or Guarantor, Unrestricted Subsidiary or Joint Venture; and

(15)        transfers of property subject to casualty or condemnation proceedings (including in lieu thereof) upon the receipt of the net cash proceeds therefor; provided such net cash proceeds are deemed to be Net Proceeds (calculated in accordance with the definition thereof) and are applied in accordance with Section 4.10(b).

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 60 days of each other) purchase and sale or exchange of any Oil and Gas Properties customary in the Oil & Gas Business between the Company or any of its Restricted Subsidiaries and another Person in the ordinary course of business; provided that any cash received must be applied in accordance with Section 4.10 as if the Asset Swap were an Asset Sale.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

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“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended, and regulations promulgated thereunder.

“Bankruptcy Law” means Title 11, United States Code, as may be amended from time to time, or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement or similar agreement until consummation of the transaction or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means:

(1)         with respect to Finance Corp., the board of directors of Finance Corp.;

(2)         with respect to the Company, the board of directors of the General Partner or any authorized committee thereof;

(3)         with respect to the Operating Partnership, the board of directors of the Operating General Partner or any authorized committee thereof; and

(4)         with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

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“Capital Stock” means:

(1)         in the case of a corporation, corporate stock;

(2)         in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)         in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)         any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)         United States dollars;

(2)         securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)         marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A-1” or better from S&P or P-1 or better from Moody’s;

(4)         certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5)         repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)         commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within six months after the date of acquisition; and

(7)         money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

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“Change of Control” means the occurrence of any of the following:

(1)         the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)         (i) the liquidation or dissolution of the Company or the adoption of a plan relating to the liquidation or dissolution of the Company, the removal of the General Partner by the limited partners of the Company; or (ii) the failure of the Company to own, directly or indirectly, 100% of the Equity Interests in Finance Corp., the Operating Partnership, the Operating General Partner or the General Partner;

(3)         the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (excluding the Qualifying Owners), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares, units or the like;

(4)         the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, units or the like;

(5)         the first day on which a majority of the members of the Board of Directors of the General Partner are not Continuing Directors; or

(6)         a “change of control” (or similar defined term) under any Permitted Credit Facility or Indebtedness with an aggregate principal amount in excess of $70 million.

Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person” Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable. For the avoidance of doubt, a Change of Control under clause (6) shall be determined by reference to the Permitted Credit Facility or Indebtedness with an aggregate principal amount in excess of $70 million without giving effect to operation of this paragraph.

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“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means all property wherever located and whether now owned or at any time acquired after the Issue Date by any Issuer or any Guarantor as to which a Lien is granted under the Security Documents to secure the Notes or any Subsidiary Guarantee, but excluding any Excluded Assets.

“Collateral Agent” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Collateral Requirements” means, in connection with any transaction or event between or amongst Issuers and Guarantors, the requirement that the Issuer or Guarantor receiving (by way of Asset Sale, Investment, merger, consolidation, reorganization, dividend, distribution, assignment, sale, lease, transfer or other disposition) Collateral from an Issuer or Guarantor shall substantially concurrent with such transaction or event execute and deliver such documentation (including, without limitation, mortgages, deeds of trust, control agreements, other supplemental security documentation, supplemental indentures and any other agreements, documents or other instruments) to provide for the grant of a Parity Lien thereon and perfection thereof in accordance with and to the extent required by the Note Documents.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Common Unit” means “Common Unit” as such term is defined in the Partnership Agreement as in effect on the Issue Date.

“Company Order” means a written request or order signed on behalf of the Issuers by Officers of the Issuers, who must be the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the Controller of an Issuer, and delivered to the Trustee.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)         an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)         provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

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(3)         consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (excluding any interest attributable to Dollar-Denominated Production Payments but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)         depreciation, depletion and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, non-cash equity based compensation expense and other non-cash items (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion and amortization, impairment and other non-cash items that were deducted in computing such Consolidated Net Income; plus

(5)         unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

(6)         all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; minus

(7)         non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business; and minus

(8)         to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:

(1)         the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

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(2)         the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3)         the cumulative effect of a change in accounting principles will be excluded;

(4)         any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

(5)         any asset impairment writedowns on oil and gas properties under GAAP or SEC guidelines will be excluded;

(6)         unrealized losses and gains under Hedging Contracts included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of the Financial Accounting Standards Board Accounting Standards Codification (ASC) 815, will be excluded; and

(7)         any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded.

“Consolidated Senior Secured Debt” means all Indebtedness for borrowed money secured by a Lien on the assets of any Issuer or Guarantor (other than (i) property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby and (ii) such Indebtedness that is subordinated in right of payment to the Notes and Subsidiary Guarantees), minus unrestricted cash and Cash Equivalents of the Issuers and Guarantors subject to a perfected Second-Priority Lien in favor of the Collateral Agent for the benefit of the Holders pursuant to a control agreement delivered in accordance with this Indenture and the other Note Documents.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the General Partner who:

(1)         was a member of such Board of Directors on the Issue Date; or

(2)         was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

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“Corporate Trust Office of the Trustee” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at the offices of U.S. Bank National Association; Corporate Trust; 950 17th Street - 12th Floor; Denver, CO 80202; Attention: Corporate Trust Administration and for purposes of Section 2.03 and Section 4.02, such office shall also mean the office or agency of the Trustee located at 101 Barclay Street, New York, NY 10286; Attention: Bond Operations - 7E or such other addresses as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office in the City of New York of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Issuers).

“Credit Agreement” means the Existing Credit Agreement, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, in each case, subject to the Intercreditor Agreement and the terms hereof; provided, that, the Credit Agreement and any amendment, restatement, modification, renewal, refund, replacement or refinancing thereof must satisfy the Credit Facility Criteria (as such term is defined in the Intercreditor Agreement as in effect on the date hereof) and the terms thereof must satisfy the requirements under Section 4.22 as if such amendment, restatement, modification, renewal, refund, replacement or refinancing were an amendment to the Existing Credit Agreement.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depository” has the meaning provided in the Appendix.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia and all of whose outstanding Capital Stock is Beneficially Owned by the Company.

“DTC” has the meaning provided in the Appendix.

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“East Texas Salt Water Disposal Company” means East Texas Salt Water Disposal Company, a Texas corporation.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock until so converted).

“Euroclear” means the Euroclear System or any successor securities clearing agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means:

(1)         any permit, lease, license, contract, property right or agreement to which any Issuer or Guarantor is a party and any of its rights or interests thereunder if, and only for so long as, the grant of a security interest under the Security Documents (A) is prohibited by or a violation of any law, rule or regulation applicable to such Issuer or Guarantor or requires the consent of an applicable governmental authority or a third party which has not been obtained or (B) shall constitute or result in a breach of a term or provision of or termination or default under any such permit, lease, license, contract, property right or agreement (other than to the extent that any such law, rule, regulation, consent requirement, violation, term or provision would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law);

(2)         property owned by any Issuer or Guarantor that is subject to a purchase money Lien or capital lease permitted under this Indenture if the agreement pursuant to which such Lien is granted (or the document providing for such capital lease) prohibits, or requires the consent of any Person other than any Issuer or Guarantor which has not been obtained as a condition to, the creation of any other Lien on such property;

(3)         any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(4)         any deposit account exclusively used for trust, payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Issuer’s or Guarantor’s employees; and

(5)         certain Equity Interests, as set forth in the Security Documents.

provided, however, “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of any Excluded Assets (unless such proceeds, products, substitutions or replacements would constitute Excluded Assets).

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“Excluded Subsidiary” means (a) any Issuer, (b) any Foreign Subsidiary or any Subsidiary of a Foreign Subsidiary, (c) any Immaterial Subsidiary, (d) any Restricted Subsidiary that is not permitted by law or regulation to guarantee the Obligations or that would be required to obtain governmental (including regulatory) consent, approval, license or authorization to guarantee the Obligations with respect to the Notes (unless such consent, approval, license or authorization has been received) and (e) any Restricted Subsidiary that is prohibited from guaranteeing the Obligations by any contractual obligation in existence on the Issue Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof).

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement, which is considered incurred under clause (1) of the definition of “Permitted Debt,” Indebtedness represented by the Notes under this Indenture, which is considered incurred under clause (3) of the definition of “Permitted Debt” and other than intercompany Indebtedness) in existence on the Issue Date, until such amounts are repaid.

“Existing Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of November 19, 2014, by and among the Operating Partnership, as borrower, the Company, as parent guarantor, and Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto.

The term “fair market value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the General Partner in the case of amounts of $20.0 million or more and otherwise by an officer of the General Partner.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the Calculation Date had been the applicable rate for the entire period (taking into account any interest Hedging Contract applicable to such Indebtedness, but if the remaining term of such interest Hedging Contract is less than 12 months, then such interest Hedging Contract shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as such Person may designate.

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In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)         acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in the Oil and Gas Business), and including in each case any related financing transactions (including repayment of Indebtedness) during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months, in the reasonable judgment of the chief financial or accounting officer of the General Partner (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

(2)         the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)         the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)         any Person that is a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed to have been a Restricted Subsidiary of the specified Person at all times during such four-quarter period;

(5)         any Person that is not a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary of the specified Person at any time during such four-quarter period; and

(6)         interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

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(1)         the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding any interest attributable to Dollar-Denominated Production Payments but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts; plus

(2)         the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)         any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4)         all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or on any series of preferred securities of its Restricted Subsidiaries, other than dividends payable solely in Equity Interests of the payor (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, in each case, on a consolidated basis and determined in accordance with GAAP.

“Foreign Subsidiary” means (i) any Restricted Subsidiary that is not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia, (ii) any Restricted Subsidiary that is organized or existing under the laws of the United States of America or any state thereof or the District of Columbia, if all or substantially all of the assets of such Restricted Subsidiary consist of equity or debt of one or more Restricted Subsidiaries described in clause (i) and (iii) any Subsidiary of a Restricted Subsidiary described in clause (i).

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“General Partner” means Breitburn GP, LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Company or as the business entity with the ultimate authority to manage the business and operations of the Company.

“Global Note” has the meaning provided in the Appendix.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

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The term “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets, acting as co-obligor or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, “guarantee” has a correlative meaning.

“Guarantors” means each of (a) the Subsidiaries of the Company, other than the Operating Partnership and Finance Corp., executing this Indenture as initial Guarantors, (b) any other Restricted Subsidiary of the Company that executes a supplement to this Indenture in accordance with Section 4.13 or Section 10.03 hereof and (c) the respective permitted successors and assigns of such Restricted Subsidiaries, as required under Article 10 hereof, in each case until such time as any such Restricted Subsidiary shall be released and relieved of its obligations pursuant to Section 8.02, Section 8.03 or Section 10.04 hereof.

“Hedging Contracts” means, with respect to any specified Person:

(1)         interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

(2)         foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred;

(3)         any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

(4)         other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates,

and in each case are entered into only in the normal course of business and not for speculative purposes.

“Holder” or “Noteholder” means a Person in whose name a Note is registered.

“Hydrocarbons” means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Hydrocarbon Interests” means leasehold and other interests in or under oil, gas and other liquid or gaseous hydrocarbon leases wherever located, mineral fee interests, overriding royalty and royalty interests, net profit interests, and production payment interests relating to oil, gas or other liquid or gaseous hydrocarbons wherever located, including any reserved or residual interest of whatever nature.

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“Immaterial Subsidiary” means any Subsidiary that in the aggregate with each other Subsidiary that is designated as an Immaterial Subsidiary (a) has assets with an aggregate fair market value of less than $20 million as of the end of the most recently ended fiscal quarter of the Company and (b) has aggregate revenues less than $20 million for the period of four consecutive fiscal quarters most recently ended. Any Subsidiary so designated as an Immaterial Subsidiary that fails to meet the foregoing as of the last day of the period of four consecutive fiscal quarters most recently ended shall continue to be deemed an “Immaterial Subsidiary” hereunder until the date that is 60 days following the delivery of annual or quarterly financial statements pursuant to Section 4.03 hereof with respect to such period (or the last quarter thereof, as applicable).

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)         in respect of borrowed money;

(2)         evidenced by bonds, notes, debentures or similar instruments;

(3)         in respect of all outstanding letters of credit issued for the account of such Person that support obligations that constitute Indebtedness (provided that the amount of such letters of credit included in Indebtedness shall not exceed the amount of the Indebtedness being supported) and, without duplication, the unreimbursed amount of all drafts drawn under letters of credit issued for the account of such Person;

(4)         in respect of bankers’ acceptances;

(5)         representing Capital Lease Obligations or Attributable Debt in respect of Sale and Leaseback Transactions;

(6)         representing deferred purchase price of property or services (including, without limitation, holdbacks, earn-outs and other contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations) (other than trade payables on ordinary and customary terms and customary indemnities); provided, that, earn-outs and other contingency payment obligations based on the performance of the acquired or disposed assets and similar obligations shall constitute Indebtedness only to the extent no longer contingent; or

(7)         representing any obligations under Hedging Contracts,

in each case, if and to the extent any of the preceding items (other than letters of credit and obligations under Hedging Contracts) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of other Persons secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment).

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The amount of any Indebtedness outstanding as of any date will be:

(1)         the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)         in the case of obligations under any Hedging Contracts, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date; and

(3)         the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” has the meaning provided in the Appendix.

“Insolvency Proceeding” means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

“Intercreditor Agreement” means the Intercreditor Agreement among the Collateral Agent, the Trustee, the Priority Lien Collateral Agent, the Issuers, the Guarantors and the other parties from time to time party thereto, dated as of April 8, 2015, as it may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with this Indenture and the terms thereof.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and (2) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and Acquisitions together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the final paragraph of Section 4.07. It is agreed and understood that any transfer, sale, assignment, conveyance or other disposition of properties or assets for less than fair market value shall be deemed an “Investment”.

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“Issue Date” means April 8, 2015.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under Applicable Law, including any conditional sale or other title retention agreement, any lease in the nature thereof or any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Lead Holder” has the meaning specified in the Note Purchase Agreement.

“Majority Holders” mean the Holders of at least 50.1% in principal amount of the then outstanding Notes.

“Make-Whole Amount” means, with respect to a Note at the time of computation, the excess, if any, of (a) the present value at such time of (i) the redemption or acceleration price applicable to such Note at April 8, 2018 plus (ii) any required interest payments due on such Note through April 8, 2018 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate as of such time plus 50 basis points, discounted to the redemption date (or, in the case of an acceleration pursuant to Section 6.02, such acceleration date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such Note. For the avoidance of doubt, the “Make-Whole Amount” shall be due and payable, without limitation, in accordance with the terms of Section 6.02.

“Minority Interest” means the percentage interest represented by any Capital Stock of a Restricted Subsidiary of the Company that is not owned by the Company or a Restricted Subsidiary of the Company.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgaged Property” means any property owned by any Issuer or any Guarantor that is subject to the Liens existing and to exist under the terms of the Mortgages; provided, however, “Mortgaged Property” also includes any property that is required to become subject to a Mortgage after the Issue Date in accordance with the Note Purchase Agreement and any property acquired after the Issue Date for which the Additional Collateral Right may be exercised unless such exercise has not occurred within 60 days after notice of such acquisition has been provided pursuant to the Note Purchase Agreement. For the avoidance of doubt, the foregoing shall not impact the Majority Holders Additional Collateral Right in any manner.

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“Mortgages” means all mortgages, deeds of trust and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens on Oil and Gas Properties and other related assets to secure payment of the Notes and the Subsidiary Guarantees or any part thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)         any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and

(2)         any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)         the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, severance costs and any relocation expenses incurred as a result of the Asset Sale,

(2)         taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(3)         amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien on the properties or assets that were the subject of such Asset Sale, and

(4)         any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

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“Net Working Capital” means, with respect to any specified Person, (a) all current assets of such Person and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of business, less (b) all current liabilities of such Person and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of business, in each case as set forth in the consolidated financial statements of such Person prepared in accordance with GAAP (excluding any adjustments made pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815).

“Non-Recourse Debt” means Indebtedness:

(1)         as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

(2)         no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)         as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries except as contemplated by clause (9) of the definition of Permitted Liens.

For purposes of determining compliance with Section 4.09, in the event that any Non-Recourse Debt of any of the Company’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

“Not Otherwise Applied” means, with reference to any amount of proceeds of any transaction or event, that such amount was not previously applied to (a) make Restricted Payments or Permitted Investments, (b) purchase, redeem, defease, acquire or retire any subordinated Indebtedness or Unsecured Notes of any Issuer or Guarantor or of any Equity Interests of the Company and (c) make any Permitted Distributions on Preferred Units.

“Note Documents” means this Indenture, the Notes, the Note Purchase Agreement, the Security Documents and Mortgages establishing Parity Liens and the Intercreditor Agreement.

“Note Purchase Agreement” means that certain Note Purchase Agreement dated as of March 27, 2015 by and among the Issuers, Guarantors and initial Holders of the Notes, as amended, amended and restated, supplemented or modified from time to time in accordance with this Indenture and the terms thereof.

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“Notes” has the meaning specified in the Appendix.

“Notes Obligations” has the meaning specified in Section 12.01(a).

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), any make-whole payment (including, without limitation, the Make-Whole Amount), repayment premium (including the Prepayment Premium), change of control premium, other premiums, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the Note Documents or in respect thereto.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of each of the Company, the Operating Partnership and Finance Corp. by two of its Officers, one of whom, in the case of any Officers’ Certificate delivered pursuant to Section 4.04, must be the principal executive officer, the principal financial officer, or the principal accounting officer of the Company, the Operating Partnership or Finance Corp., as the case may be, that, in each case, meets the requirements of Section 11.05 hereof.

“Oil and Gas Business” means:

(1)         the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties;

(2)         the gathering, marketing, treating, processing (but not refining), storing, distributing, selling and transporting of any production from such interests or properties;

(3)         any business relating to exploration for or development, production, treatment, processing (but not refining), storage, transportation or marketing of, oil, gas and other minerals and products produced in association therewith;

(4)         any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code; and

(5)         any activity that is ancillary, complementary or incidental to or necessary or appropriate for the activities described in clauses (1) through (4) of this definition.

“Oil and Gas Properties” means Hydrocarbon Interests and contracts executed in connection therewith and all tenements, hereditaments, appurtenances, and properties belonging, affixed or incidental to such Hydrocarbon Interests, including any and all property, real or personal, and situated upon or to be situated upon, and used, built for use, or useful in connection with the operating, working or developing of such Hydrocarbon Interests, including any and all petroleum and/or natural gas wells, buildings, structures, field separators, liquid extractors, plant compressors, pumps, pumping units, field gathering systems, pipelines, tank and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, liters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, taping, tubing and rods, surface leases, rights-of-way, easements and servitudes, and all additions, substitutions, replacements for, and fixtures and attachments thereto.

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“Operating General Partner” means Breitburn Operating GP LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Operating Partnership or as the business entity with the ultimate authority to manage the business and operations of the Operating Partnership.

“Operating Partnership” means Breitburn Operating LP, a Delaware limited partnership and any successor thereto.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee or Collateral Agent, as applicable, that meets the requirements of Section 11.05 hereof. The counsel may be counsel to the Issuers.

“Parity Lien” means a Lien granted by a Security Document to the Collateral Agent, at any time, upon any property of any Issuer or any Guarantor to secure the Obligations for the benefit of the Collateral Agent, Trustee, the Holders of the Notes and indemnitees.

“Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Company dated as of the Issue Date, as amended and in effect on the Issue Date and as such may be further amended, modified or supplemented from time to time.

“Permian Basin Properties” means Oil and Gas Properties and undeveloped acreage owned by any Issuer or Guarantor located in the Permian Basin of Texas and New Mexico.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Company or (b) such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, provided that on the date such Person became a Restricted Subsidiary of the Company or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, either

(1)         immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Restricted Subsidiary, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a), or

(2)         immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company would be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

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“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including investments or expenditures for actively exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting Hydrocarbons through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

(1)         direct or indirect ownership of crude oil, natural gas, other Hydrocarbon properties or any interest therein, gathering, transportation, processing, storage or related systems, or ancillary real property interests and interests therein; and

(2)         the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of crude oil and natural gas and related Hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business;

provided that, (i) the foregoing may not be used by any Issuer or Guarantor to make any Investment in another Person (other than any Issuer or Guarantor) with or in the form of Permian Basin Properties or Mortgaged Properties (or Equity Interests of any Person that owns any Permian Basin Properties or Mortgaged Property); (ii) in the case of a joint venture, farm-in agreement or farm-out agreement involving the conveyance or other disposition of assets with a fair market value in excess of $10.0 million in the aggregate in any fiscal year, the consideration thereof shall be (a)(x) for fair market value and (y) 100% in the form of cash or carry, and (b) the net cash proceeds thereof (but excluding, for the avoidance of doubt, carried amounts) shall be deemed to be Net Proceeds and subject to Section 4.10, other than Section 4.10(a) thereof; and (iii) that “Permitted Business Investments” shall exclude Investments in corporations and publicly traded Persons.

“Permitted Credit Facility” means one or more credit facilities (including, without limitation, the Credit Agreement) providing for loans and letters of credit secured by Oil and Gas Properties and other customary Property of the Issuers and the Guarantors, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, at all times subject to the Intercreditor Agreement and satisfying the Credit Facility Criteria (as such term is defined in the Intercreditor Agreement as in effect on the date hereof).

“Permitted Distributions on Common Units” means, to the extent permitted under Delaware State Law and the organizational documents of the Company, and subject to Section 4.07, (x) dividends, distributions or other payments (other than on account of a redemption, repurchase, or other acquisition or retirement for value) by the Company on account of its Common Units or to the direct or indirect holders of the Company’s Common Units in their capacity as such and (y) beginning with the 18th month anniversary of the Issue Date, any purchase, redemption or other acquisition or retirement for value of any Common Units of the Company, up to the following aggregate amounts:

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(i)          until the 18th month anniversary of the Issue Date, in an aggregate amount not to exceed $0.50 per Common Unit on an annualized basis; and

(ii)         thereafter, in an unlimited amount so long as the Proved Reserves Coverage Ratio is equal to or greater than 1.50 to 1.00 as of the date of such calculation measured on a pro forma basis to give effect to any dividend, distribution or other payment by the Company on account of its Common Units and any purchase, redemption, acquisition or retirement of the Company’s Common Units as if such dividend, distribution or such other payment and such purchase, redemption, acquisition or retirement had occurred on the date of calculation of such ratio. Such Proved Reserves Coverage Ratio will be tested semi-annually on the Proved Reserves Coverage Ratio Date and will govern the Permitted Distributions on Common Units for the succeeding six months following the Proved Reserves Coverage Ratio Date.

“Permitted Distributions on Preferred Units” means, to the extent permitted under Delaware State Law and the organizational documents of the Company, and subject to Section 4.07, dividends, distributions, other payments (other than on account of a redemption, repurchase, or other acquisition or retirement for value) and any Preferred Change of Control Redemption by the Company on account of its Preferred Units or to the direct or indirect holders of the Company’s Preferred Units in their capacity as such, up to the following aggregate amounts:

(i)          if immediately after giving effect thereto on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a), the sum of Available Cash with respect to the Company’s preceding fiscal quarter, plus 100% of the aggregate net cash proceeds received by the Company after the Issue Date as a contribution to its common equity capital or from the issue or sale after the Issue Date of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale after the Issue Date of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company), in each case, to the extent so designated for such dividend, distribution or other payment in an Officer’s Certificate delivered to the trustee by an executive officer of the Company within 10 Business Days after such contribution, issuance, sale, conversion or exchange and to the extent Not Otherwise Applied, minus without duplication, Permitted Distributions on Common Units that have occurred during such fiscal quarter; or

(ii)         if immediately after giving effect thereto on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company would not be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a), an amount equal to Available Cash with respect to the Company’s preceding fiscal quarter minus, without duplication, Permitted Distributions on Common Units that have occurred during such fiscal quarter, but in no event shall the amount of any dividends, distributions or other payments made by the Company on account of its Preferred Units pursuant to this clause (ii) exceed $70 million in any fiscal year; provided that such amounts must be paid to the holders of the Series A Preferred Units and Series B Preferred Units on a pro rata basis based on the amount of dividend or distribution obligations (including accrued but unpaid obligations) thereon at such time.

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“Permitted Investments” means:

(1)         any Investment (a) by any Issuer or any Guarantor in any Issuer or any Guarantor, subject to the Collateral Requirements, (b) by any Restricted Subsidiary that is not an Issuer or a Guarantor in any other Restricted Subsidiary that is not an Issuer or a Guarantor, (c) by any Restricted Subsidiary that is not an Issuer or a Guarantor in any Issuer or any Guarantor (so long as no Capital Stock of any Issuer or Guarantor is transferred to a Restricted Subsidiary that is not an Issuer or a Guarantor in connection with such Investment) or (d) by any Issuer or any Guarantor in any Restricted Subsidiary that is not an Issuer or a Guarantor in an amount not to exceed the greater of (a) $25 million or (b) 0.65% of the Company’s Adjusted Consolidated Net Tangible Assets at such time;

(2)         any Investment in Cash Equivalents;

(3)         (a) as long as no Event of Default has occurred and is continuing, any Acquisition by the Company or any Restricted Subsidiary of the Company if as a result of such Investment:

(i)          either

(A)         on the date of such Acquisition after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Company will be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or

(B)         immediately after giving effect to such Acquisition and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transactions;

(ii)         such Person and its Subsidiaries become Restricted Subsidiaries of the Company (or, in the case of such Person, such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company) and all of the Equity Interests of such Person is acquired;

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(iii)        other than as set forth in the proviso below, such Person and its Subsidiaries become Guarantors and grant a Lien on their assets in accordance with and to the extent required by Section 12.02; and

(iv)         such Person and its Subsidiaries are, taken as a whole, principally engaged in the same business as the Issuers and Guarantors; and

(b)          any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

provided that with respect to any Acquisition the amount of consideration paid or provided by any Issuer or any Guarantor (including the aggregate principal amount of all Indebtedness assumed in connection with such Acquisition and the fair market value of non-cash consideration) with respect to any Person or Persons that shall not be or, after giving effect to such Acquisition, shall not become a Guarantor or shall not transfer all or substantially all of its assets to any Issuer or a Guarantor, shall not exceed 10% of the aggregate consideration paid in connection with such Acquisition at such time;

(4)         any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10, including pursuant to clause (9) or (14) of the items deemed not to be Asset Sales under the definition of “Asset Sale”;

(5)         any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)         any Investments received in compromise of obligations of trade creditors or customers in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(7)         Hedging Contracts;

(8)         Permitted Business Investments;

(9)         Investments in Utica having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding, do not exceed the greater of $25 million or 0.65% of the Company’s Adjusted Consolidated Net Tangible Assets; and

(10)        other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, do not exceed the greater of $50 million or 1.30% of the Company’s Adjusted Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Guarantor at the date of the making of such Investment and such Person becomes a Guarantor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Guarantor;

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Notwithstanding the foregoing, clauses (1), (3), (9) and (10) may not be used by any Issuer or Guarantor to make any contribution to any Person (other than an Issuer or a Guarantor) with (or Investment in the form of) the Permian Basin Properties or other Mortgaged Properties (or Equity Interests of any Person that owns any Permian Basin Properties or Mortgaged Property).

“Permitted Liens” means:

(1)         any Priority Lien with respect to any Permitted Credit Facility incurred under clause (1) of the definition of “Permitted Debt”;

(2)         Liens in favor of the Company or the Guarantors securing claims in which the Collateral Agent has a perfected Second-Priority Lien and that are junior in priority to the Parity Liens; provided, however, such Liens must be immediately released upon assignment or transfer to a Person that is not an Issuer or Guarantor;

(3)         Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than the property of such Person that secured such Lien at the time such Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4)         Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other assets (other than improvements thereon, accessions thereto and proceeds thereof);

(5)         any interest or title of a lessor to the property subject to a Capital Lease Obligation; provided, that the principal amount of such Capital Lease Obligation is otherwise permitted to be incurred under this Indenture;

(6)         Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed in the ordinary course of business, in each case, to the extent permitted under clause (4) of the definition of “Permitted Debt”; provided that:

(a)          the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under Section 4.09(b)(4) and does not exceed the cost of the assets or property so acquired or constructed; and

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(b)          such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(7)         Liens existing on the Issue Date (other than Liens permitted under clause (1) and clause (15));

(8)         customary Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, trade contracts, government contracts, operating leases, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(9)         Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(10)        customary Liens in respect of Production Payments and Reserve Sales, which Liens shall be limited to the property that is the subject of such Production Payments and Reserve Sales;

(11)        Liens on pipelines or pipeline facilities that arise by operation of law;

(12)        Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, farm-in agreements, division orders, contracts for the sale, transportation or exchange of crude oil and natural gas and related Hydrocarbons and minerals, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of business of the Company and its Restricted Subsidiaries that are customary in the Oil and Gas Business;

(13)        customary Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

(14)        Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by Section 4.09;

(15)        Liens securing Obligations of the Issuers or any Guarantor under the Notes or the Subsidiary Guarantees issued as of the Issue Date;

(16)        Liens to secure performance of Hedging Contracts of the Company or any of its Restricted Subsidiaries to the extent subject to the Intercreditor Agreement;

(17)        Liens securing any insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

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(18)        Liens arising from royalties, overriding royalties, revenue interests, net revenue interests, net profit interests, reversionary interests, production payments, preferential rights of purchase, working interests and other similar interests, all as ordinarily exist with respect to properties and assets of the Company and its Restricted Subsidiaries or otherwise as are customary in the Oil and Gas Business;

(19)        other Liens incurred by the Company or any Restricted Subsidiary of the Company (other than Liens securing Indebtedness for borrowed money) not exceeding at any time, in the aggregate, the greater of $30 million or 0.8% of the Company’s Adjusted Consolidated Net Tangible Assets; and

(20)        any Lien securing Permitted Refinancing Indebtedness (other than any extension, refinancing, renewal, replacement, defeasance or refunding of the Notes or Subsidiary Guarantees), provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), provided that:

(1)         the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)         such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and, in the case of any extension, refinancing, renewal, replacement, defeasance or refunding of the Notes and Subsidiary Guarantees, such Permitted Refinancing Indebtedness has a final maturity date at least ninety-one (91) days after the Maturity Date and amortization of no more than 1.00% per annum of the original principal amount thereof;

(3)         if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

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(4)         such Indebtedness is not incurred (other than by way of a guarantee) by a Restricted Subsidiary of the Company (other than the Operating Partnership or Finance Corp.) if the Company is the issuer or other primary obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(5)         such Indebtedness is not secured by a Lien on any assets other than the collateral securing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or with a priority that is senior to the Lien securing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (provided any extension, refinancing, renewal, replacement, defeasance or refunding of the Notes and Subsidiary Guarantees shall be on an unsecured basis); and

(6)         such Indebtedness is not recourse to any Person that is liable on account of such Indebtedness immediately after giving effect to such incurrence other than those Persons which were obligated on the Indebtedness being extended, refinanced, renewed, replaced or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Change of Control Redemption” means the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of the Series B Preferred Units (as such term is defined in the Partnership Agreement as in effect on the Issue Date) in accordance with Section 17.4 of Parent’s Third Amended and Restated Agreement of Limited Partnership as in effect on the Issue Date; provided, however, such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall only constitute a “Preferred Change of Control Redemption” as long as prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, the Company has made the Change of Control Offer and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer.

“Prepayment Premium” means, with respect to the principal amount of any Note, the extent to which the redemption price for such note is in excess of 100.000% of the principal amount of such Note, as set forth in Section 3.07.

“Priority Lien” means a Lien granted by an Issuer or any Guarantor in favor of the Priority Lien Collateral Agent, at any time, upon any property of any Issuer or any Guarantor to secure Priority Lien Obligations, subject to the Intercreditor Agreement.

“Priority Lien Collateral Agent” means Wells Fargo Bank, N.A., as agent under the Credit Agreement and any successor thereof in such capacity under the Credit Agreement, or if the Credit Agreement ceases to exist, the collateral agent or other representative of lenders or holders of Priority Lien Obligations designated pursuant to the terms of the Priority Lien Documents and the Intercreditor Agreement.

“Priority Lien Debt” has the meaning given such term in the Intercreditor Agreement as in effect on the date hereof; provided, that the terms of Priority Lien Debt must satisfy the requirements of Section 4.22 as if the Priority Lien Debt were an amendment to the Existing Credit Agreement.

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“Priority Lien Documents” has the meaning given such term in the Intercreditor Agreement as in effect on the date hereof.

“Priority Lien Obligations” has the meaning given such term in the Intercreditor Agreement as in effect on the date hereof.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary of the Company to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Subsidiary of the Company.

“Proved Developed Producing Reserves” means Proved Reserves which are categorized as both “Developed” and “Producing” in the Reserve Definitions.

“Proved Reserves” means “Proved Reserves” as defined in the Definitions for Oil and Gas Reserves (the “Reserve Definitions”) promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Proved Reserves Coverage Ratio” means the ratio of the (i) PV10 of the Proved Reserves of the Issuers’ and Guarantors’ Oil and Gas Properties as of the latest Reserve Report to (ii) the Consolidated Senior Secured Debt as of the date such ratio is calculated. The Proved Reserves Coverage Ratio will be tested semi-annually on April 1 and October 1 of each year (the “Proved Reserves Coverage Ratio Date”) and will govern the distribution for the succeeding six months following the Proved Reserves Coverage Ratio Date. For the avoidance of doubt, the April 1 Proved Reserves Coverage Ratio will be tested based on the January 1 Reserve Report with Strip Pricing as of March 15 and the Consolidated Senior Secured Debt as of April 1. In addition, the October 1 Proved Reserves Coverage Ratio will be tested based on the July 1 Reserve Report with Strip Pricing as of September 15 and the Consolidated Senior Secured Debt as of October 1.

“Proved Reserves Coverage Ratio Date” has the meaning specified in the definition of “Proved Reserves Coverage Ratio”.

“Purchasers” has the meaning provided in the Appendix.

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“PV10” means, in respect of the Proved Reserves of any Issuer’s or any Guarantor’s Oil and Gas Properties, the net present value of future cash flows (discounted at a rate of ten percent per annum) on a pre-income tax basis calculated by the Company based on the information from the most recent Reserve Report that is available and taking into account all other factors which are reasonably deemed by the Company to be material, but provided that each calculation of such expected future cash flow shall be made in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event (i) reasonable adjustments as determined in good faith by management shall be made for management’s projections of (a) operating, gathering, transportation and marketing costs required for the production and sale of such reserves, (b) capital expenditures required to maintain and develop such reserves and (c) basis differentials, (ii) reasonable adjustments as determined in good faith by management shall be made for the acquisition and sale of reserves since the date of such Reserve Report (with such adjustments being based on the Strip Price as of March 15 or September 15, as applicable, or a date that is mutually agreed by the Company and the Majority Holders) and (iii) the pricing assumptions used in determining PV10 for any particular reserves shall be based upon the Strip Price as of March 15 or September 15, as applicable, or a date that is mutually agreed by the Company and the Majority Holders; provided that, for purposes of calculating PV10 for purposes of the Proved Reserves Coverage Ratio for all purposes hereunder, no more than 40% of such amount may be attributable to Proved Reserves described in the applicable Reserve Report other than Proved Developed Producing Reserves. PV10 shall be adjusted to give effect to Hedging Contracts as in effect on the date of determination.

“Qualifying Owners” means, collectively, the Company and its Restricted Subsidiaries.

“Reporting Default” means a Default described in Section 6.01(d).

“Reserve Definitions” has the meaning set forth for such term in the definition of “Proved Reserves” herein.

“Reserve Report” means a report as of January 1 or July 1 of each year covering proved developed and proved undeveloped oil and gas reserves attributable to the Oil and Gas Properties owned by the Company and its Restricted Subsidiaries and setting forth with respect thereto (a) the total quantity of proved developed and proved undeveloped reserves (separately classified as to producing, non-producing, shut-in, behind pipe, and undeveloped), (b) the estimated future net revenues and cumulative estimated future net revenues and (c) the present discounted value of future net revenues; provided, however, that the January 1 reserve report is provided by a nationally recognized third party reserve engineer and any succeeding reserve report for the same year is prepared by the Company.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture.

“Restricted Global Note” has the meaning provided in the Appendix.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Notwithstanding anything in this Indenture to the contrary, the Operating Partnership and Finance Corp. shall be Restricted Subsidiaries of the Company.

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“Rule 144A” has the meaning provided in the Appendix.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” or “Commission” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated as of the Issue Date, among the Issuers and Guarantors party thereto and the Collateral Agent, as the same may be amended, supplemented or otherwise modified or replaced from time to time.

“Second-Priority” or “Second-Priority Basis” means, with respect to any Lien, a Lien that is second priority to Priority Lien Debt, in each instance, subject to the Intercreditor Agreement and Permitted Liens.

“Security Documents” means the Security Agreement, the Mortgages and all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Issuer or any Guarantor creating (or purporting to create) a Parity Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, supplemented, renewed, restated or replaced, in whole or in part, from time to time.

“Senior Debt” means

(1)         all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under any Permitted Credit Facility and all obligations under Hedging Contracts with respect thereto;

(2)         any other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Subsidiary Guarantee; and

(3)         all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

(a)          any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any of its Affiliates; or

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(b)          any Indebtedness that is incurred in violation of this Indenture.

For the avoidance of doubt, “Senior Debt” will not include any trade payables or taxes owed or owing by the Company or any of its Restricted Subsidiaries.

“Series A Preferred Units” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Series B Preferred Units” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled (including interest payments to be paid in accordance with applicable interest periods) to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Strip Price” means, as of any date of the determination thereof with respect to the Oil and Gas Properties included in the then most recent Reserve Report, (a) the average of the closing midpoint contract prices on a monthly basis for each month through the eighth anniversary of the then most recent Reserve Report (the “Initial Strip”) and (b) thereafter, the average of such midpoint contract prices for the last twelve (12) months of such Initial Strip period escalated at 2.0% per annum for five years, in each case as quoted on the New York Mercantile Exchange (the “NYMEX”) for WTI oil and Henry Hub gas prices and the ICE Futures Europe (“ICE”) for Brent oil prices; provided, however, that lease operating costs will be escalated at 1% per annum for the same period that WTI oil prices are escalated. If NYMEX and/or ICE no longer provides such futures midpoint contract quotes or has ceased to operate, the Company shall designate another nationally recognized commodities exchange to replace the NYMEX and/or ICE for purposes of the references to the NYMEX and ICE herein.

“Subsidiary” means, with respect to any specified Person:

(1)         any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock of such Person is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person (or a combination thereof); and

(2)         any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

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“Subsidiary Guarantees” means the joint and several guarantees issued by all of the Guarantors pursuant to Article 10 hereof.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) and the rules and regulations thereunder.

“Transfer Restricted Securities” has the meaning provided in the Appendix.

“Treasury Rate” means, in respect of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to such time (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 8, 2018; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 8, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate no later than the second Business Day (and no earlier than the fourth Business Day) preceding the applicable redemption date (or, in the case of any redemption in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture, on the business day preceding such event) and (b) prior to such redemption date file with the trustee a statement setting forth the Make-Whole Amount and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means (a) Utica, (b) East Texas Salt Water Disposal Company and (c) any Subsidiary of the Company (other than Finance Corp., the Operating Partnership or the General Partner) that is designated (and permitted to be designated under this Indenture) by the Board of Directors of the General Partner as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that Utica, East Texas Salt Water Disposal Company or such Subsidiary:

(1)         has no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries;

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(2)         is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that would be obtained at the time from Persons who are not Affiliates of the Company;

(3)         is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)         has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness or Liens of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 or such Liens are not permitted to be incurred as of such date under Section 4.12, the Company will be in default of such Section.

“Unsecured Notes” means unsecured notes, loans or other instruments evidencing Indebtedness for borrowed money issued by any Issuer or Restricted Subsidiary in a capital markets, bank or syndicated loan financing or similar financing prior to or after the Issue Date.

“Utica” means Breitburn Collingwood Utica LLC, a Delaware limited liability company indirectly wholly-owned by the Company on the Issue Date.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)         the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

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(2)         the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares or local ownership shares) is owned by the Company or another Wholly Owned Subsidiary.

Section 1.02         Other Definitions.

Term	Defined in Section

“Act”	Section 11.14
“Affiliate Transaction”	Section 4.11
“Alternate Offer”	Section 4.15(e)(3)
“Appendix”	Section 2.01
“cash returns”	Section 4.07(a)
“Change of Control Offer”	Section 4.15
“Change of Control Payment”	Section 4.15
“Change of Control Settlement Date”	Section 4.15
“Covenant Defeasance”	Section 8.03
“Default Rate”	Section 4.01
“Delayed Redemption Date”	Section 3.04(b)
“Discharge”	Section 8.08
“Event of Default”	Section 6.01
“Excess Proceeds”	Section 4.10(c)
“Incremental Funds”	Section 4.07(a)
“incur”	Section 4.09
“Invalid Debt Incurrence”	Section 3.08(a)
“Invalid Debt Incurrence Settlement Date”	Section 3.08(a)
“Legal Defeasance”	Section 8.02
“Offer Amount”	Section 3.09
“Offer to Purchase”	Section 3.09
“Offer Period”	Section 3.09
“Paying Agent”	Section 2.03
“Payment Default”	Section 6.01
“Permitted Debt”	Section 4.09
“Registrar”	Section 2.03
“Restricted Payments”	Section 4.07(a)
“Settlement Date”	Section 3.09
“Termination Date”	Section 3.09

Section 1.03         [RESERVED].

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Section 1.04         Rules of Construction.

Unless the context otherwise requires:

(1)         a term has the meaning assigned to it;

(2)         an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)         “or” is not exclusive;

(4)         words in the singular include the plural, and in the plural include the singular;

(5)         the meanings of the words “will” and “shall” are the same when used to express an obligation;

(6)         references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(7)         “herein,” “hereof” and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision

Article 2
THE NOTES

Section 2.01         Form and Dating.

Provisions relating to the Initial Notes are set forth in the Rule 144A/ Regulation S/ IAI Appendix attached hereto (the “Appendix”) which is hereby incorporated in and expressly made part of this Indenture. The Initial Notes and the Trustee’s certificate of authentication therefor shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which an Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Appendix are part of the terms of this Indenture.

Section 2.02         Execution and Authentication.

An Officer shall sign the Notes on behalf of each Issuer by manual, facsimile or .pdf signature.

If an Officer of an Issuer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature of the Trustee on a Note shall be conclusive evidence that the Note has been authenticated under this Indenture. A Note shall be dated the date of its authentication.

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On the Issue Date, the Trustee shall authenticate and deliver $650.0 million of 9.25% Senior Secured Second Lien Notes due 2020 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in a Company Order of the Issuers and compliance by Issuers with Section 11.04. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and to whom the Notes shall be registered and delivered and, in the case of an issuance of Additional Notes pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.09 and Section 4.12.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

In case any Issuer or any Guarantor, pursuant to Article 5 or Section 10.03, as applicable, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation or surviving such merger, or into which either Issuer or any Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article 5, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may (but shall not be required), from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate to reflect such successor Person, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon the Company Order of the successor Person, shall authenticate and make available for delivery Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.02 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

Section 2.03         Registrar and Paying Agent.

The Issuers shall maintain an office or agency in the United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency in New York, New York where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent.

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The Issuers initially appoint DTC to act as Depositary with respect to the Global Notes. The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture and the Issuers may remove any Registrar or Paying Agent without prior notice to the Holders, but upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee and the passage of any waiting or notice periods required by DTC procedures or (ii) written notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary may act as Paying Agent or Registrar.

The Issuers initially appoint the Trustee as Registrar and Paying Agent in connection with the Notes at the Corporate Trust Office of the Trustee. If the Trustee is no longer the Registrar and Paying Agent, the Issuers shall provide the Trustee with access to inspect the Note register at all times and with copies of the Note register.

Section 2.04         Paying Agent to Hold Money in Trust.

Prior to 11:00 a.m. New York City time, on each due date of the principal of, premium (including, without limitation, the Make-Whole Amount or Prepayment Premium), if any, or interest on any Note, an Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium (including, without limitation, the Make-Whole Amount or Prepayment Premium), if any, or interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes and shall notify the Trustee in writing of any default by the Issuers or Guarantors in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05         Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders and the principal amounts and number of Notes.

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Section 2.06         Transfer and Exchange.

The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall promptly register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any taxes, assessments or similar governmental charges in connection with any transfer or exchange pursuant to this Section (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 2.02, 2.09, 3.06, 4.10, 4.15 or 9.05).

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

Section 2.07         Replacement Notes.

If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue (and shall issue a Company Order to the Trustee to authenticate a replacement Note) and the Trustee upon receipt of such Company Order shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note. In the event any such Note shall have matured, instead of issuing a new Note, the Issuers may direct the Trustee to pay the same without surrender thereof upon the Holder furnishing the Issuers and the Trustee with indemnity satisfactory to them and complying with such other reasonable regulations as the Issuers may prescribe and paying such reasonable expenses as the Issuer and the Trustee may incur in connection therewith.

Every replacement Note issued pursuant to this Section 2.07, in lieu of any mutilated, destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Issuers, any Guarantor and any other obligor upon the Notes, and shall be entitled to the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.08         Outstanding Notes.

Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

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If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee, any provider of an indemnity bond and the Issuers receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, by 11:00 a.m. New York time, on a redemption date or other maturity date money sufficient to pay all principal, premium, if any, interest and Additional Interest, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest and Additional Interest, if any, on them cease to accrue.

Section 2.09         Temporary Notes.

Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Issuers for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuers shall execute, and the Trustee shall, upon receipt of an order from the Issuers, authenticate and make available for delivery in exchange therefor, one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

Section 2.10         Cancellation.

An Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Notes in accordance with its internal policies and customary procedures (subject to the record retention requirements of the Exchange Act. Upon written request, the Trustee will deliver a certificate of such cancellation to the Issuers unless the Issuers direct the Trustee to deliver canceled Notes to the Issuers instead. The Issuers may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation.

Section 2.11         Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, the Issuers shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

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Section 2.12         CUSIP and ISIN Numbers.

The Issuers in issuing the Notes may use “CUSIP” numbers and corresponding “ISINs” (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers and corresponding “ISINs” in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will as promptly as practicable notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

Section 2.13         Issuance of Additional Notes.

The Issuers shall be entitled, subject to their compliance with Section 4.09 and Section 4.12, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance, issue price and the date from which interest begins to accrue. The Initial Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, consents, directions, declarations, amendments, redemptions and offers to purchase. For the avoidance of doubt, Section 4.12, as in effect on the Issue Date, does not permit the issuance of Additional Notes.

With respect to any Additional Notes, the Issuers shall set forth in an Officers’ Certificate, which shall be delivered to the Trustee, the following information:

(1)         the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)         the issue price, the issue date and the CUSIP number and any corresponding ISIN of such Additional Notes; and

(3)         whether such Additional Notes shall be Transfer Restricted Securities and issued in the form of Initial Notes as set forth in Exhibit 1 to the Appendix to this Indenture.

Article 3
REDEMPTION AND PREPAYMENT

Section 3.01         Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least five Business Days (unless a shorter period shall be agreeable to the Trustee) before the date of giving notice of the redemption pursuant to Section 3.03, an Officers’ Certificate setting forth (i) the clause of Section 3.07 pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price, and (v) whether it requests the Trustee to give notice of such redemption. Any such notice may be cancelled at any time prior to the mailing of notice of such redemption to any Holder and shall thereby be void and of no effect.

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Section 3.02         Selection of Notes to be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes as follows: (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or (2) if the Notes are not listed on any national securities exchange, on a pro rata basis (or in the case of Global Notes, on as nearly a pro rata basis as is practicable, subject to the procedures of the Depository). In the event of partial redemption other than on a pro rata basis, the particular Notes to be redeemed shall be selected, not less than three (3) Business Days (unless a shorter period shall be agreeable to the Trustee) prior to the giving of notice of the redemption pursuant to Section 3.03, by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess of $2,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000, shall be redeemed. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

The provisions of the two preceding paragraphs of this Section 3.02 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.

Section 3.03         Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance or Discharge, the Issuers shall deliver electronically or mail by first-class mail a notice of redemption to each Holder whose Notes are to be redeemed at its registered address or, in the case of Global Notes, send such notice of redemption in accordance with the procedures of the Depository.

The notice shall identify the Notes to be redeemed and shall state:

(a)          the redemption date;

(b)          the redemption price or, if the redemption price is not then determinable, the manner in which it is to be determined;

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(c)          if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion shall be issued in the name of the Holder upon cancellation of the original Note;

(d)          the name and address of the Paying Agent;

(e)          that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)           that, unless the Issuers default in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption cease to accrue on and after the redemption date;

(g)          the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)          that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(i)           any conditions to redemption.

If any of the Notes to be redeemed is in the form of a Global Note, then the Issuers shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed.

At the Issuers’ request, the Trustee shall give the notice of optional redemption in the Issuers’ names and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, as provided in Section 3.01, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the second preceding paragraph.

Section 3.04         Effect of Notice of Redemption.

(a)        Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become, except as provided in Section 3.04(b), irrevocably due and payable on the redemption date, at the redemption price.

(b)        Any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including any related equity offering. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 10 Business Days after the date initially designated for redemption in such notice), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed (the “Delayed Redemption Date”). Notes called for redemption subject to conditions precedent will be become due on the date such conditions precedent are satisfied; provided such conditions precedent are satisfied prior to the Delayed Redemption Date.

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(c)        If sent in the manner provided for in Section 3.03, the notice of redemption shall be conclusively presumed to have been given whether or not a Holder receives such notice.

Section 3.05         Deposit of Redemption Price.

Prior to 11:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Paying Agent (or, if the Company or a Subsidiary thereof is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04 hereof) money sufficient in same day funds to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuers any money deposited with the Paying Agent by an Issuer in excess of the amounts necessary to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest and Additional Interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption whether or not such Notes are presented for payment, and the only remaining right of the Holders of such Notes shall be to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of an Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful, on any interest and Additional Interest, if any, not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06         Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuers shall issue in the name of the Holder and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note upon cancellation of the original Note equal in principal amount to the unredeemed portion of the Note surrendered. In the case of a Global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof.

Section 3.07         Optional Redemption.

(a)        Except as set forth in clauses (c) and (d) of this Section 3.07, the Issuers shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to April 8, 2018. On or after April 8, 2018, the Issuers shall have the option to redeem the Notes, in whole or in part at any time (and, following any acceleration of the maturity of the Notes on or after April 8, 2018, in connection with an Event of Default and/or in or in connection with a voluntary or involuntary Insolvency Proceeding or otherwise, shall redeem all of the Notes (and all such Notes shall become due and payable)) at the redemption or acceleration prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to the applicable redemption or acceleration date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption or acceleration date), if redeemed or accelerated during the twelve-month period beginning on April 8 of the years indicated below:

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YEAR	PERCENTAGE
2018	106.000%
2019	100.000%

(b)        [RESERVED].

(c)        Prior to April 8, 2018, the Issuers may redeem all or part of the Notes (and, following any acceleration of the maturity of the Notes prior to April 8, 2018, in connection with an Event of Default and/or in or in connection with a voluntary or involuntary Insolvency Proceeding or otherwise, shall redeem all of the Notes (and all such Notes shall become due and payable)) at a redemption or acceleration price equal to the sum of:

(1)         100% of the principal amount thereof, plus

(2)         accrued and unpaid interest, if any, to the redemption or acceleration date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption or acceleration date), plus

(3)         the Make-Whole Amount.

(d)        The Notes may also be redeemed, as a whole, following certain Change of Control Offers, at the redemption price and subject to the conditions set forth in Section 4.15(f).

(e)         Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

Section 3.08          Offer to Purchase Upon Invalid Debt Incurrence.

(a)         If the Company or any Restricted Subsidiary incurs Indebtedness that is not permitted to be incurred pursuant to Section 4.09 (an “Invalid Debt Incurrence”), the Company will make an offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the portion of the net proceeds received from such Invalid Debt Incurrence incurred in violation of Section 4.09. Such offer shall be made within 15 Business Days after receipt of notice of such Invalid Debt Incurrence by the Trustee or Majority Holders. The offer price in any such offer will be equal to the price at which the Notes could have been redeemed at the time of the Invalid Debt Incurrence pursuant to Section 3.07 (including at the Make-Whole Amount or Prepayment Premium, if applicable), plus accrued and unpaid interest, if any, on the Notes repurchased to the date of settlement (the “Invalid Debt Incurrence Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Invalid Debt Incurrence Settlement Date. Notwithstanding the foregoing, the Invalid Debt Incurrence Offer and any redemption or repurchase of Notes pursuant thereto shall not be a permitted alternative to complying with the provisions of the Indenture and shall not constitute a waiver of any Default or Event of Default or otherwise prejudice or limit any rights or remedies of the Trustee, Collateral Agent or any Holder.

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(b)        The Issuers shall comply with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Invalid Debt Incurrence. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.08, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 3.08 by virtue of such conflict.

Section 3.09         Offer to Purchase.

In the event that, pursuant to Section 3.08 or Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an “Offer to Purchase”), it shall follow the procedures specified below.

The Offer to Purchase shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by Applicable Law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Settlement Date”), the Company shall purchase and pay for the principal amount of Notes required to be purchased pursuant to Section 3.08 or Section 4.10, as applicable, hereof (the “Offer Amount”) or, if less than the Offer Amount has been validly tendered (and not validly withdrawn), all Notes validly tendered (and not validly withdrawn) in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the manner prescribed in the Notes.

Upon the commencement of an Offer to Purchase, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer to Purchase shall be made to all Holders. The notice, which shall govern the terms of the Offer to Purchase, shall state:

(a)        that the Offer to Purchase is being made pursuant to this Section 3.09 and Section 3.08 or Section 4.10, as applicable, hereof and the length of time the Offer to Purchase shall remain open, including the time and date the Offer to Purchase will terminate or expire (the “Termination Date”);

(b)        the Offer Amount and the purchase price;

(c)        that any Note not tendered or accepted for payment shall continue to accrue interest and Additional Interest, if any;

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(d)         that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest and Additional Interest, if any, after the Settlement Date;

(e)         that Holders electing to have a Note purchased pursuant to an Offer to Purchase may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

(f)          that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Company or a Paying Agent at the address specified in the notice, before the Termination Date;

(g)          that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, prior to the Termination Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Note purchased;

(h)          that, if the aggregate principal amount of Notes surrendered by Holders exceeds the amount the Company is required to repurchase, the Trustee shall select the Notes, as applicable, to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess of $2,000, shall be purchased); and

(i)          that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

If any of the Notes subject to an Offer to Purchase is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.

Promptly after the Termination Date, the Company shall, to the extent lawful, accept for payment Notes or portions thereof tendered pursuant to the Offer to Purchase in the aggregate principal amount required by Section 3.08 or Section 4.10 hereof, as applicable, and prior to the Settlement Date it shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09 and Section 3.08 or Section 4.10, as applicable. Prior to 11:00 a.m., New York City time, on the Settlement Date, the Company or the Paying Agent, as the case may be, shall mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall issue a new Note (and the Issuers shall issue a Company Order to the Trustee to authenticate and mail or deliver such Note to such Holder), and the Trustee, upon receipt of such Company Order, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer to Purchase on or before the Settlement Date.

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Article 4
COVENANTS

Section 4.01         Payment of Notes.

(a)        The Issuers shall pay or cause to be paid the principal of, premium, if any, interest and Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m., New York City time, on the due date money deposited by an Issuer or a Guarantor in immediately available funds and designated for and sufficient to pay all principal, premium, if any, interest and Additional Interest, if any, then due.

(b)        Upon the occurrence and during the continuance of an Event of Default, Additional Interest will accrue on the principal amount of all Notes and, to the extent permitted by applicable law, other Obligations outstanding (including post-petition interest in any proceeding (including any Insolvency Proceeding) under applicable bankruptcy, insolvency or similar laws, whether or not allowed in such a proceeding), payable in cash on demand by the Trustee at a rate that is two percent (2.00%) per annum in excess of the interest rate otherwise payable on the Notes (the “Default Rate”). Payment or acceptance of the Default Rate will not be a permitted alternative to timely payment and will not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Trustee or any Holder.

Section 4.02         Maintenance of Office or Agency.

The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) in New York, New York where Notes may be presented or surrendered for payment and they shall maintain an office or agency in the United States (which may be an office of the Trustee or an affiliate of the Trustee) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the City of New York where the Notes may be presented or surrendered for payment, the Issuers shall forthwith designate and maintain such an office or agency in the City of New York, in order that the Notes shall at all times be payable in the City of New York. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

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The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03. In addition, Notes may be presented or surrendered for registration of transfer or for exchange, and notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served, at the corporate trust office of the Trustee set forth in Section 11.02.

Section 4.03         Reports.

(a)        Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company will file with the SEC (unless the SEC will not accept such a filing) for public availability within the time periods specified in the SEC’s rules and regulations under the Exchange Act and, within five Business Days of filing, or attempting to file, the same with the SEC, furnish to the Trustee and, upon its prior request, to any of the Holders or Beneficial Owners of the Notes:

(1)         all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2)         all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

The availability of the foregoing information or reports on the SEC’s website will be deemed to satisfy the foregoing delivery requirements.

(b)        The Company and the Guarantors shall furnish to the Holders and Beneficial Owners of the Notes, prospective purchasers of the Notes and securities analysts, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent material, the quarterly and annual financial information required by Section 4.03(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(d)        Delivery of reports, information and documents to the Trustee under this Section is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

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Section 4.04         Compliance Certificate.

(a)        The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2015, an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)        The Issuers shall deliver prompt notice to the Trustee and Collateral Agent upon an executive officer’s knowledge of any Default or Event of Default hereunder (and, in any case, no later than five Business Days after knowledge thereof), which notice shall specify such Default or Event of Default.

Section 4.05         Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06         Stay, Extension and Usury Laws.

Each of the Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07         Limitation on Restricted Payments.

(a)        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)         declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

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(2)         purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

(3)         make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries) or constitutes Unsecured Notes (including Existing Indebtedness in the form of Unsecured Notes), except a payment of interest or principal at the Stated Maturity thereof; or

(4)         make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, in the case of clauses (3) and (4) only, (A) at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment, (B) the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is not less than 2.25 to 1.0, and (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding “Permitted Investments” and Restricted Payments permitted by Section 4.07(b)) since the Issue Date, is less than the sum, without duplication, of:

(A)         100% of the aggregate net cash proceeds received by the Company after the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale after the Issue Date of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company) to the extent Not Otherwise Applied; provided, however, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded (or deducted, if included) from the calculation of Available Cash, plus

(B)         to the extent that any Restricted Investment that was made after the Issue Date pursuant to this Section 4.07(a) is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); provided, that, Issuers and Guarantors may only make Restricted Payments with such cash return of capital to the extent an Issuer or Guarantor was the recipient of such cash return of capital, plus

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(C)         the net reduction in Restricted Investments made pursuant to this to this Section 4.07(a) resulting from cash dividends, repayments of loans or advances in cash, or other transfers of cash (together, the “cash returns”) in each case to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries); provided, that, Issuers and Guarantors may only make Restricted Payments with such cash returns to the extent an Issuer or Guarantor was the recipient of such cash returns; plus

(D)         the fair market value of Unrestricted Subsidiaries redesignated as Restricted Subsidiaries to the extent the investment in such Unrestricted Subsidiaries was made pursuant to this Section 4.07(a) as long as such redesignated Restricted Subsidiary becomes a Guarantor (items (A), (B), (C) and (D) of this Section 4.07(a) being referred to as “Incremental Funds”).

(b)        So long as no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would be caused thereby (except with respect to clause (1) of this Section 4.07(b) under which the payment of a distribution or dividend is permitted notwithstanding that any such Default or Event of Default has occurred and is continuing as long as there was no Default (except a Reporting Default) or Event of Default occurring or continuing on the date of declaration of any such Restricted Payment)), Section 4.07(a) will not prohibit:

(1)         the payment of any dividend or distribution within 90 days after the date of its declaration, if at the date of declaration the payment would have complied with the provisions of the Indenture;

(2)         without duplication of any Restricted Payments made pursuant to Section 4.07(a), any Restricted Payment (other than a Restricted Payment of the type specified in clause (1) or (2) of Section 4.07(a)) in exchange for, or out of (or of, in the case of a contribution of assets that were acquired in exchange for Equity Interests of the Company or with net cash proceeds of a contribution described in the following clause (A)) the net cash proceeds of (or, in the case of any such contribution of assets, in the form of the assets so contributed) the substantially concurrent (A) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company (other than in respect of Disqualified Stock, but including a contribution of assets) or (B) sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock), with such contribution or sale being deemed substantially concurrent if such Restricted Payments occurs not more than 60 days after such contribution or sale and the proceeds of such contribution or sale (or assets contributed) are designated for such purpose pursuant to an Officer’s Certificate by an executive officer of the Company delivered to the Trustee no later than 5 Business Days after the occurrence of such contribution or sale and are Not Otherwise Applied; provided, however, that (i) the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded (or deducted, if included) from the calculation of Available Cash and Incremental Funds and (ii) any such contributed assets shall not be required to become Collateral if such Restricted Payment if made not more than 60 days after such contribution;

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(3)         the purchase, redemption, defeasance or other acquisition or retirement of Unsecured Notes or subordinated Indebtedness of any Issuer or Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4)         the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5)         the purchase, redemption or other acquisition or retirement for value of any Equity Interests of (A) the Company or any Restricted Subsidiary of the Company pursuant to any director or employee equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $5 million in any calendar year, with any portion of such $5 million amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount and (B) the Company from former officers, directors or employees (or spouses, ex-spouses or trustees thereof) in the ordinary course of business;

(6)         the purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise, exchange or conversion of unit options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise, exchange or conversion price thereof, and any purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise, exchange or conversion of unit options, warrants, incentives or rights to acquire Equity Interests, and any cash payment in lieu of the issuance of fractional Equity Interests upon exercise, exchange or conversion;

(7)         [Reserved];

(8)         the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Unsecured Notes of any Issuer or Guarantor (other than Unsecured Notes that are subordinated in right of payment to the Obligations) (A) at a purchase price not greater than 101% of the principal amount of such Unsecured Notes in the event of a change of control in accordance with mandatory offer provisions similar to those set forth in Section 4.15 or (B) at a purchase price not greater than 100% of the principal amount thereof in accordance with mandatory offer provisions similar to those set forth in Section 4.10; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Offer to Purchase, as applicable, and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Offer to Purchase; or

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(9)         the declaration and payment of (i) Permitted Distributions on Common Units and (ii) Permitted Distributions on Preferred Units by the Company.

(c)        The amount of all Restricted Payments (other than cash) will be the fair market value, on the date of the Restricted Payment, of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the fair market value of any non-cash dividend or distribution paid within 60 days after the date of its declaration shall be determined as of such date. The fair market value of any Restricted Investment, assets or securities that are required to be valued by this Section will be determined, in the case of amounts under $20 million, by an officer of the General Partner and, in the case of amounts over $20 million, by the Board of Directors of the General Partner, whose determination shall be evidenced by a Board Resolution. Not later than the date of making any Restricted Payment (excluding any Restricted Payment described in clause (2), (3), (4), (5), (6) or (7) of Section 4.07(b)) the Company will deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.

(d)        Notwithstanding the foregoing, clauses (A) through (D) of Section 4.07(a) and clauses (2), (4) and (9) of Section 4.07(b) may not be used by any Issuer or Guarantor to make any Restricted Payment to another Person (other than an Issuer or Guarantor) with, in the form of or in respect of the Permian Basin Properties or Mortgaged Properties (or Equity Interests of any Person that owns any Permian Basin Properties or Mortgaged Property).

Section 4.08         Restrictive Agreements.

(a)        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of:

(1)         any Issuer or Guarantor to create, incur, assume or suffer to exist any Lien in favor of the Holders in respect of the Notes and the Subsidiary Guarantees upon any of its property, assets or revenues constituting Collateral as and to the extent contemplated by the Notes Documents or

(2)         any Restricted Subsidiary to:

(A)         pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;

(B)         make loans or advances to the Company or any of its Restricted Subsidiaries; or

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(C)         transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)        However, the restrictions of Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1)         agreements as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the Issue Date, as long as, in each case, no such agreement or amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing thereof would reasonably be expected to result in a material adverse effect on the Company and its Restricted Subsidiaries;

(2)         the Note Documents;

(3)         Applicable Law;

(4)         any instrument governing Indebtedness or Capital Stock of a Person or other agreement acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock or agreement was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted by the terms of this Indenture to be incurred;

(5)         customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case entered into in the ordinary course of business and consistent with past practices;

(6)         Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in Section 4.08(a)(2)(C);

(7)         any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)         Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

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(9)          Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)        provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other agreements described in the definition of “Permitted Business Investments,” entered into in the ordinary course of business;

(11)        any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(12)        restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13)        the issuance of preferred securities by a Restricted Subsidiary of the Company or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such preferred securities is permitted by Section 4.09 and the terms of such preferred securities do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such preferred securities prior to paying any dividends or making any other distributions on such other Capital Stock);

(14)        with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the General Partner, whose determination shall be conclusive;

(15)        arise pursuant to agreements entered into with respect to any Asset Sale permitted or not prohibited by Section 4.10 and applicable solely to the assets under such Asset Sale;

(16)        negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted by Section 4.12, but solely to the extent any negative pledge relates to the property financed by such Indebtedness; and

(17)        any other agreement governing Indebtedness of any Issuer or Guarantor that is permitted to be incurred by Section 4.09; provided, however, that such encumbrances or restrictions are not materially more restrictive, taken as a whole, than those contained in this Indenture or the Credit Agreement as it exists on the Issue Date.

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Section 4.09         Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); the Company will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock, and the Company will not permit any of its Restricted Subsidiaries to issue any other preferred securities; provided, however, that any Issuer and any Guarantor may incur unsecured Indebtedness (including Acquired Debt) or the Company may issue Disqualified Stock, if, for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or other preferred securities are issued, the Fixed Charge Coverage Ratio of the Company would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; provided, however, any such Indebtedness in the form of Unsecured Notes shall (1) have a scheduled maturity date that is no earlier than ninety-one (91) days after the Maturity Date and (2) not have any amortization in excess of 1% per annum of the original principal amount thereof.

(b)        Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of Disqualified Stock described in clause (13) below (collectively, “Permitted Debt”) or the issuance of any preferred securities described in clause (11) below:

(1)         the incurrence by any Issuer or Guarantor of Indebtedness under Permitted Credit Facilities, subject to the Intercreditor Agreement;

(2)         the incurrence by the Company or any of its Restricted Subsidiaries of the Existing Indebtedness;

(3)         the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees issued on the Issue Date;

(4)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (4), provided that after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (a) $30 million or (b) 0.8% of the Company’s Adjusted Consolidated Net Tangible Assets at such time;

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(5)         the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to, extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by the Indenture to be incurred under Section 4.09(a) or clause (2) or (3) of this Section 4.09(b) or this clause (5);

(6)         the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)  if an Issuer is the obligor on such Indebtedness and an Issuer or a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations, or if a Guarantor is the obligor on such Indebtedness and neither any Issuer nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations; and

(b)  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)         the incurrence by the Company or any of its Restricted Subsidiaries of obligations under Hedging Contracts;

(8)         the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this Section 4.09;

(9)         the incurrence by the Company or any of its Restricted Subsidiaries of obligations relating to net Hydrocarbon balancing positions arising in the ordinary course of business and consistent with past practice;

(10)        the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(11)        the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any preferred securities; provided, however, that:

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(a)  any subsequent issuance or transfer of Equity Interests that results in any such preferred securities being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)  any sale or other transfer of any such preferred securities to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance of such preferred securities by such Restricted Subsidiary that was not permitted by this clause (11);

(12)        the incurrence by the Company or any of its Restricted Subsidiaries of liability in respect of the Indebtedness of any Unrestricted Subsidiary of the Company or any Joint Venture but only to the extent that such liability is the result of the Company’s or any such Restricted Subsidiary’s being a general partner of such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness and provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (12) and then outstanding does not exceed $25.0 million;

(13)        Permitted Acquisition Indebtedness; and

(14)        the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (14) and then outstanding does not exceed the greater of (a) $60.0 million or (b) 1.6% of the Company’s Adjusted Consolidated Net Tangible Assets.

(c)        For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) of Section 4.09(b), or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this Section 4.09; provided that any Indebtedness under any Permitted Credit Facility on the Issue Date shall be considered incurred under Section 4.09(b)(1) and may not later be reclassified.

(d)        The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09, provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Further, the accounting reclassification of any obligation of the Company or any of its Restricted Subsidiaries as Indebtedness will not be deemed an incurrence of Indebtedness for purposes of this Section 4.09.

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Section 4.10         Limitation on Asset Sales.

(a)        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)         the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)         the fair market value is determined by (a) an executive officer of the General Partner if the value is less than $20.0 million and evidenced by an Officers’ Certificate delivered to the Trustee, or (b) the Company’s Board of Directors if the value is $20.0 million or more and evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee;

(3)         at least 75% of the aggregate consideration received by the Company and its Restricted Subsidiaries in such Asset Sale is in the form of cash; provided, however, consideration in respect of an Asset Sale of Permian Basin Properties or Mortgaged Properties from an Issuer or Guarantor to a Restricted Subsidiary that is not an Issuer or a Guarantor, an Unrestricted Subsidiary or Joint Venture shall be 100% in cash. For purposes of this provision, each of the following will be deemed to be cash:

(a)          any liabilities, as shown on the Company’s or any Restricted Subsidiary’s most recent balance sheet, of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary, respectively, from further liability; and

(b)          any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are, within 90 days after the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

(4)         no Event of Default has occurred and is continuing or would result therefrom; and

(5)         in the case of Production Payments and Reserve Sales, any such Production Payments and Reserve Sales will have been created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

provided that no Issuer or Guarantor shall sell, transfer, assign or otherwise dispose of the Equity Interests it owns in any Issuer or Guarantor (other than to an Issuer or Guarantor) if after giving effect to such sale, transfer, assignment or disposition, such Issuer or Guarantor would be a Restricted Subsidiary of the Company that is not wholly-owned by the Issuers and the Guarantors.

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(b)        Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply those Net Proceeds at its option to any combination of the following:

(1)         (A) to repay, redeem or repurchase Priority Lien Debt or (B) to make an offer to all Holders to repay, redeem or repurchase the Notes;

(2)         to invest in Additional Assets; or

(3)         to make capital expenditures in respect of the Company’s or its Restricted Subsidiaries’ Oil and Gas Business;

provided, however, to the extent the assets disposed of pursuant to an Asset Sale (or casualty or condemnation event) constitute Collateral, the Additional Assets and capital expenditures to which such Net Proceeds are applied will be treated as after acquired property and will become Collateral in accordance with and to the extent required by the Note Documents.

(c)        Pending the final application of any Net Proceeds, the Company or any Restricted Subsidiary may invest the Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) will constitute “Excess Proceeds”.

(d)        On the 181st day after an Asset Sale (or, at the Company’s option, any earlier date), if the aggregate amount of Excess Proceeds then exceeds $10.0 million, the Company will make an Offer to Purchase to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds; provided that, if an Event of Default has occurred and is continuing, the Company shall promptly (and, in any event, within 15 Business Days after the first date of such Event of Default) make an Offer to Purchase with respect to all Net Proceeds from Asset Sales not yet applied pursuant to clauses (1)-(3) of Section 4.10(b) as of the first date of such Event of Default, except to the extent that such Excess Proceeds are otherwise committed to be used for an Investment as of the first date of such Event of Default pursuant to a binding contract.

(e)        Notwithstanding anything to the contrary set forth in this Section 4.10, to the extent that consideration for Asset Sales together with consideration in the form of cash or Cash Equivalents for Asset Swaps under clause (14) of the definition of “Asset Sales” and consideration received in the form of cash or Cash Equivalents for joint ventures, farm-outs and farm-ins under the definition of “Permitted Business Investments” less any amounts previously applied to prepay the Notes in accordance with this Section 4.10 since the date of the Indenture exceeds $500 million in the aggregate, the Company or any Restricted Subsidiary shall promptly (and, in any event, within 15 Business Days of receipt thereof) apply 75% of the Net Proceeds resulting thereafter (without the right of reinvestment) to cause the Issuers to make an Offer to Purchase to purchase the maximum principal amount of Notes that may be purchased out of such Net Proceeds. The remaining 25% of such Net Proceeds shall be applied pursuant to clauses (1)-(3) of Section 4.10(b).

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(f)        The offer price in any Offer to Purchase (or an offer pursuant to Section 4.10(b)(1)(B)) pursuant to this Section will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the Settlement Date, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Settlement Date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase to Holders of the Notes, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Offer to Purchase (or offer pursuant to Section 4.10(b)(1)(B) exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis as set forth in Section 3.09(h) of this Indenture. Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

(g)        The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10 or Section 3.09, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such conflict.

Section 4.11         Limitation on Transactions with Affiliates.

(a)        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1)         the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary (or, in a transaction between an Issuer or Guarantor, on the one hand, and a Restricted Subsidiary that is not an Issuer or Guarantor, on the other hand, to such Issuer or Guarantor) than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)         the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors of the General Partner set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the General Partner.

(b)        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

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(1)         any employment, equity award, equity option or equity appreciation agreement or plan entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(2)         transactions between or among any of the Issuers and Guarantors;

(3)         transactions by and among the Company and any of its Restricted Subsidiaries, on the one hand, and the Holders of the Notes as of the Issue Date and their Affiliates, on the other hand;

(4)         transactions effected in accordance with the terms of agreements that are identified in Schedule I to this Indenture, in each case as such agreements are in effect on the Issue Date, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is no less advantageous to the Company in any material respect than the agreement so amended or replaced;

(5)         customary compensation, indemnification and other benefits made available to officers, directors or employees of the Company or a Restricted Subsidiary or Affiliate of the Company, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(6)         sales of Equity Interests (other than Disqualified Stock) to, or receipt of capital contributions from, Affiliates of the Company;

(7)         Permitted Investments (other than Permitted Investments under clause (7) or (8) of the definition thereof) or Restricted Payments that are permitted by Section 4.07;

(8)         in the case of contracts for buying and selling Hydrocarbons or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any of its Restricted Subsidiaries and unrelated third parties; and

(9)         transactions between or among any of the Issuers and Guarantors, on the one hand, and any Restricted Subsidiary that is not an Issuer or Guarantor, on the other hand; provided, that (a) such transaction is for the provision of goods, sales or services in the nature of overhead at no less than cost in the ordinary course of business or (b) the aggregate consideration paid for all such transactions not otherwise covered by clause (a) does not exceed $10 million in any fiscal year.

Section 4.12         Limitation on Liens.

The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness (including Attributable Debt) upon any of their property or assets, now owned or hereafter acquired.

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Section 4.13         Additional Subsidiary Guarantees.

The Company shall cause each Wholly-Owned Subsidiary (other than any Excluded Subsidiary) that is formed or acquired following the Issue Date to execute and deliver to the Trustee a supplemental indenture substantially in the form of Annex A to this Indenture within 60 days of such formation or acquisition pursuant to which such Restricted Subsidiary shall fully and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes and all other obligations under this Indenture and the other Note Documents, on the terms set forth in Article 10; provided that if, notwithstanding the foregoing, after the Issue Date, any Restricted Subsidiary of the Company (regardless of whether such Restricted Subsidiary is an Excluded Subsidiary) that is not already a Guarantor or an Issuer guarantees (or is a co-borrower, co-issuer or co-direct obligor of) any other Indebtedness of any Issuer or Guarantor, then in either case such Subsidiary will become a Guarantor by executing a supplemental indenture and delivering to the Trustee within ten Business Days of the date on which it guaranteed or incurred such Indebtedness, as the case may be, together with an Officers’ Certificate or Opinion of Counsel required by Section 9.06; provided, however, that the preceding shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries.

Section 4.14         Corporate Existence.

Subject to Section 5.01 and Section 10.03, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(a)          its limited partnership, limited liability company or corporate existence, and the corporate partnership or other existence of each of the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and

(b)          the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries;

provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries (other than the existence of the Issuers), if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15         Offer to Repurchase Upon Change of Control.

(a)         Within 30 days following the occurrence of a Change of Control, the Company shall make a cash tender offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes, except as provided in Section 4.15(e) below, at a purchase price (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. Within 30 days following a Change of Control, unless the Issuers have previously or concurrently exercised their right to redeem all of the Notes pursuant to Section 3.07 or Section 4.15(e)(1) or Section 4.15(e)(3) applies, the Company shall send a notice of the Change of Control Offer to each Holder and the Trustee describing the transaction that constitutes the Change of Control and stating:

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(1)         that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes validly tendered and not validly withdrawn will be accepted for payment;

(2)         the purchase price and the Change of Control Settlement Date, which shall be no later than 30 days from the date such notice is sent;

(3)         that the Change of Control Offer will expire as of the time specified in such notice and that the Company shall pay the Change of Control Purchase Price for all Notes accepted for purchase promptly after such acceptance on the Change of Control Settlement Date;

(4)         that any Note not tendered will continue to accrue interest and Additional Interest, if any;

(5)         that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if any, after the Change of Control Settlement Date;

(6)         that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, properly endorsed for transfer, together with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed and such customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the termination of the Change of Control Offer;

(7)         that Holders will be entitled to withdraw their election if the Paying Agent receives, prior to the termination of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and

(8)         that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

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If any of the Notes subject to a Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases. Further, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such conflict.

(b)        On or before the Change of Control Settlement Date, the Company shall, to the extent lawful, accept for payment all Notes or portions thereof (in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000) properly tendered (and not validly withdrawn) pursuant to the Change of Control Offer. Promptly after such acceptance, on the Change of Control Settlement Date the Company shall:

(1)         deposit with the Paying Agent by 11:00 a.m., New York City time, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered (and not validly withdrawn); and

(2)         deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

On the Change of Control Settlement Date, the Paying Agent shall mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of the Depository), the Issuers shall issue a Company Order and the Trustee shall authenticate, upon such Company Order, and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Settlement Date.

(c)        The Change of Control provisions of this Section 4.15 shall be applicable whether or nor any other provisions of this Indenture are applicable.

(d)        Prior to complying with any of the provisions of this Section 4.15, but in any event no later than the Change of Control Settlement Date, the Company or any Guarantor must either repay all of its other outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing such Senior Debt to permit the repurchase of Notes required by this Section 4.15 (it being agreed that making such payments and obtaining such consents is not a condition precedent to complying with the provisions of this Section 4.15).

(e)        The Company shall not be required to make a Change of Control Offer following a Change of Control if:

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(1)         a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 4.15 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer;

(2)         a notice of redemption of all outstanding Notes has been given pursuant to Section 3.07; or

(3)         in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer.

(f)        In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice as provided in Section 3.03, given not more than 30 days following such purchase pursuant to the Change of Control Offer or Alternate Offer, as applicable, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(g)        A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of the Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

Section 4.16         [Reserved.]

Section 4.17         Business Activities.

The Company will not, and will not permit any Restricted Subsidiary (including the Operating Partnership) to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Finance Corp. shall not incur Indebtedness unless (1) the Company is a co-obligor or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to the Company, used to acquire outstanding debt securities issued by the Company or used to repay Indebtedness of the Company as permitted under Section 4.09. Finance Corp. shall not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company or its Restricted Subsidiaries.

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Section 4.18         [RESERVED].

Section 4.19         Designation of Restricted and Unrestricted Subsidiaries.

(a)        As long as no Default (other than a Reporting Default) or Event of Default has occurred and is continuing, the Board of Directors of the General Partner may designate any newly-formed Subsidiary of the Company or any Subsidiary of the Company acquired after the Issue Date pursuant to an Acquisition permitted under the provisions governing Restricted Payments and Permitted Investments to be an Unrestricted Subsidiary if, in either case, that designation would not cause a Default. Any such designation shall be made on or promptly after the date such Subsidiary becomes a Subsidiary of the Company (and, in any case, within 30 days of the formation or acquisition thereof). If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated as an Unrestricted Subsidiary will, to the extent not constituting a “Permitted Investment” under clause (5) of the definition thereof, be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under Section 4.07(a) or represent and will reduce the amount available for Permitted Investments under clause (10) of the definition thereof as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

(b)        The Board of Directors of the General Partner may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

Section 4.20         Anti-Layering.

No Issuer or Guarantor will incur or suffer to exist any (i) Indebtedness (including Indebtedness that is otherwise permitted hereunder) that is contractually subordinated in right of payment to any other Indebtedness of such Issuer or Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the Subsidiary Guarantees on substantially identical terms or (ii) Indebtedness that is secured by Liens that are contractually subordinated or junior to other Liens securing such Indebtedness (or contractually subordinated or junior to Liens securing other Indebtedness) of any Issuer, or Guarantor unless such Liens are also contractually subordinated or junior to the Liens securing the Notes and the Subsidiary Guarantees on substantially identical terms.

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Section 4.21         Insurance.

The Company shall, and shall cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as is customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Subject to the Intercreditor Agreement, the Company shall cause the lender loss payable, mortgagee or additional insured clauses or provisions in said insurance policy or policies, insuring any of the Collateral or providing for general liability insurance (and any other policies with respect to which the Priority Lien Agent has received or will receive an endorsement or “lender loss payee”, “mortgagee” or “additional insured” status), as applicable, to be endorsed in favor of the Collateral Agent as its interests may appear and such policies shall name the Collateral Agent as a “lender loss payee”, “mortgagee” or “additional insured” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Collateral Agent (or 10 days prior notice of any cancellation in the event of non-payment). Such insurance policies or endorsements thereto will provide, and the Company and each of its Restricted Subsidiaries agree that the insurer will waive any right of subrogation against the Collateral Agent, the Trustee and each Holder of the Notes.

Section 4.22         Amendments to Priority Lien Debt.

The Issuers and Guarantors shall not amend, waive, modify or supplement and shall not consent to any amendment, waiver, modification or supplement to the Priority Lien Debt if the effect thereof would be to (i) prohibit or restrict any payment of principal, interest or otherwise with respect to the Obligations in a manner that is more restrictive than as of the Issue Date, (ii) subordinate in right of payment any Priority Lien Debt to any other Indebtedness or subordinate the Liens securing Priority Lien Debt to any other Lien or (iii) add any restrictions on amendments, waivers, modifications or supplements to the Note Documents that are materially more restrictive than the restrictions set forth in the Credit Agreement as in effect on the Issue Date.

Article 5
SUCCESSORS

Section 5.01         Merger, Consolidation, or Sale of Assets.

(a)          None of the Issuers may, directly or indirectly, (x) consolidate or merge with or into another Person (whether or not such Issuer is the survivor), or (y) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person, unless:

(1)         either (A) such Issuer is the survivor or (B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, (i) Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement and (ii) the Company shall not convert (by merger, sale, contribution or exchange of assets or otherwise) into a corporation;

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(2)         the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the Notes and the other Note Documents to which such Issuer is a party, as applicable, and all other Issuers and Guarantors confirm and reaffirm all their obligations under the Notes and other Note Documents to which such Issuer or Guarantor is a party pursuant to a supplemental indenture;

(3)         immediately after such transaction no Default or Event of Default exists;

(4)

(A)         the Company or (if such transaction involves the Company) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, on the date of such transaction and after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or

(B)         immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the Company’s most recently ended four full quarters for which internal financial statements are available immediately preceding the date of the transactions, the Fixed Charge Coverage Ratio of the Company or (if such transaction involves the Company) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transactions;

(5)         any Collateral owned by or transferred to the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made continues to constitute Collateral under the Note Documents, subject to the Collateral Requirements;

(6)         the property and assets of the Person which is consolidated or merged with or into such Issuer, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and such Issuer shall take such action (or agree to take such action) as may be reasonably necessary to cause such property and assets to be made subject to the perfected Liens, in the manner and to the extent required under the Note Documents;

(7)         the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is engaged in the Oil and Gas Business, except to the extent permitted by Section 4.17; and

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(8)         such Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture and other Note Documents (if any) comply with this Indenture and Note Documents.

(b)        Notwithstanding the restrictions described in Section 5.01(a)(4), any Restricted Subsidiary (other than the Operating Partnership or Finance Corp.) may consolidate with, merge into or dispose of all or part of its properties and assets to the Company or the Operating Partnership without complying with Section 5.01(a)(4) in connection with any such consolidation, merger or disposition.

(c)        Notwithstanding Section 5.01(a), the Company may reorganize as any other form of entity in accordance with the following procedures provided that:

(1)         the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited partnership formed under Delaware law; provided, however, the Company shall not convert (by merger, sale, contribution or exchange of assets or otherwise) into a corporation;

(2)         the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(3)         the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the Notes and other Note Documents pursuant to agreements reasonably satisfactory to the Trustee and the Collateral Agent, as applicable, and all other Issuers and Guarantors confirm and reaffirm all their obligations under the Notes and other Note Documents to which such Issuer or Guarantor is a party pursuant to agreements reasonably satisfactory to the Trustee and the Collateral Agent, as applicable;

(4)         any Collateral owned by or transferred to the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made continues to constitute Collateral under the Note Documents, subject to the Collateral Requirements

(5)         immediately after such reorganization no Default or Event of Default exists; and

(6)         such reorganization is not materially adverse to the Holders or Beneficial Owners of the Notes (for purposes of this clause (6) a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the Notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

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(d)        For the avoidance of doubt, the transactions described under this Section 5.01 will be subject to the prior notice requirements set forth in the Security Documents and Note Documents (if any).

Section 5.02         Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with Section 5.01, the successor formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and may exercise every right and power of, such Issuer under this Indenture with the same effect as if such successor had been named as such Issuer herein and shall be substituted for such Issuer (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company”, “Finance Corp.” or “Operating Partnership,” as the case may be, shall refer instead to the successor and not to the Company, Finance Corp. or Operating Partnership, as the case may be); and thereafter, if an Issuer is dissolved following a transfer of all or substantially all of its properties or assets in accordance with this Indenture, it shall be discharged and released from all obligations and covenants under this Indenture and the Notes. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor and such discharge and release of such Issuer.

Article 6
DEFAULTS AND REMEDIES

Section 6.01         Events of Default.

An “Event of Default” occurs if one of the following shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be involuntary or be effected by operation of law):

(a)        an Issuer defaults in the payment when due of interest or Additional Interest, if any, with respect to, the Notes, and such default continues for a period of five (5) Business Days;

(b)        an Issuer defaults in the payment of the principal of or premium (including the Make-Whole Amount or Prepayment Premium), if any, on the Notes when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(c)        the Company fails to comply with the provisions of Section 3.08, Section 3.09, Section 4.10, Section 4.15 or Section 5.01 hereof;

(d)        the Company fails to comply with the provisions of Section 4.03 or Section 5(a) of the Note Purchase Agreement for 120 days (provided that if beginning on the 61st day the Company is not in compliance with Section 4.03 or Section 5(a) of the Note Purchase Agreement, additional interest at a rate of 0.25% per annum shall accrue and be payable (in the same manner and at the same time as regular interest payments));

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(e)        failure by the Company or any Guarantor for 30 days after the earlier of (i) knowledge by an executive officer of the Company or any Restricted Subsidiary or (ii) receipt by the Company of notice from the Trustee or Holders of 50.1% of the principal amount of Notes to comply with any other agreement in this Indenture or any other Note Document;

(f)        any representation or warranty by the Company or any of its Restricted Subsidiaries made in any Note Document, or which is contained in any certificate furnished at any time under any Note Document, is incorrect in any material respect on or as of the date made or deemed made;

(g)        a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if such default:

(1)         is caused by a failure to make any payment on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a “Payment Default”); or

(2)         results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $40.0 million or more; provided, however, that if any such Payment Default is cured or waived or any such acceleration rescinded, or such indebtedness is repaid, within a period of 30 days from the continuation of such Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; provided, further, in the event any Permitted Refinancing Indebtedness with respect to the Unsecured Notes outstanding as of the Issue Date has terms that are materially more burdensome or restrictive on the Issuers and Guarantors, taken as a whole, than those in the Unsecured Notes being extended, refinanced, renewed or replaced (it being agreed that the existence of a financial maintenance covenant in any such Permitted Refinancing Indebtedness will constitute terms that are materially more burdensome or restrictive on the Issuers and Guarantors, taken as a whole, than those in the Unsecured Notes being extended, refinanced, renewed or replaced), then the occurrence of any default under any indenture or instrument under which such Permitted Refinancing Indebtedness may be issued or evidenced which gives the agent, trustee, collateral agent or any holder or holders thereunder the right to accelerate will constitute an Event of Default under this Indenture;

(h)        the Company or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of $40.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

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(i)        except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee;

(j)        the occurrence of any of the following:

(1)         except as permitted by the Note Documents, any Security Document establishing the Parity Liens ceases for any reason to be enforceable; provided that it will not be an Event of Default under this Section 6.01(j)(1) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Lien purported to be granted under such Security Documents on any Collateral, individually or in the aggregate, having a fair market value of not more than $10.0 million, ceases to be an enforceable and perfected Second-Priority Lien, subject only to Permitted Liens; provided further that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure (including by notice thereof sent by Trustee, Collateral Agent or any Holder), which failure has not been cured during such time period;

(2)         except as permitted by the Note Documents, any Parity Liens purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $10.0 million, ceases to be an enforceable and perfected Second-Priority Lien, subject only to Permitted Liens; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 30 days after any officer of the Company or any Restricted Subsidiary becomes aware of such failure (including by notice thereof sent by Trustee, Collateral Agent or any Holder), which failure has not been cured during such time period;

(3)         any Issuer or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of any Issuer or any Guarantor set forth in or arising under any Security Document establishing Parity Liens;

(4)         Any other Note Document is partially or wholly revoked or invalidated, or otherwise ceases to be in full force and effect other than in accordance with its terms or the terms of this Indenture, or a Guarantor or any other Person on behalf of a Guarantor contests in any manner the validity or enforceability thereof or any Issuer or Guarantor denies that it has any further liability or obligation thereunder or purports to revoke, terminate or rescind any such Note Document;

(k)        the Company, the Operating Partnership, Finance Corp., any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law:

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(1)         commences a voluntary case,

(2)         consents in writing to the entry of an order for relief against it in an involuntary case,

(3)         consents in writing to the appointment of a Custodian of it or for all or substantially all of its property,

(4)         makes a general assignment for the benefit of its creditors, or

(5)         admits in writing it generally is not paying its debts as they become due; or

(l)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)         is for relief against the Company, the Operating Partnership, Finance Corp., any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company in an involuntary case;

(2)         appoints a Custodian of the Company, the Operating Partnership, Finance Corp., any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company or for all or substantially all of the property of the Company, the Operating Partnership, Finance Corp., any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company, that, taken together, would constitute a Significant Subsidiary of the Company; or

(3)         orders the liquidation of the Company, the Operating Partnership, Finance Corp., any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company;

and the order or decree remains unstayed and in effect for 60 consecutive days.

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Section 6.02         Acceleration.

If any Event of Default occurs and is continuing, the Trustee, by notice to the Issuers, or the Majority Holders in principal amount of the then outstanding Notes, by notice to the Issuers and the Trustee, may declare all the Notes and Obligations, including accrued and unpaid interest thereon and the Make-Whole Amount and/or Prepayment Premium, if applicable, to be due and payable immediately. Notwithstanding the preceding, if an Event of Default specified in Section 6.01(k) or Section 6.01(l) occurs with respect to the Company, the Operating Partnership, Finance Corp., any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding Notes and Obligations, including accrued and unpaid interest thereon and the Make-Whole Amount or Prepayment Premium, if applicable, shall become due and payable without further action or notice. If the maturity of the Notes is accelerated, a premium equal to the Make-Whole Amount or Prepayment Premium (in each case, determined as if the Notes were redeemed at the time of such acceleration at the option of the Issuers pursuant to the terms of Section 3.07 hereunder) will, if applicable, become due and payable immediately without further action or notice, and the Issuers will pay such premium, as compensation to the Holders for the loss of their investment opportunity and not as a penalty, whether or not an Insolvency Proceeding has commenced, and (if an Insolvency Proceeding has commenced) without regard to whether such Insolvency Proceeding is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise, and without regard to whether the Notes and other Obligations are satisfied or released by foreclosure (whether or not by power of judicial proceeding), deed in lieu of foreclosure or by any other means. Without limiting the foregoing, any redemption of the Notes in or in connection with an Insolvency Proceeding shall constitute an optional redemption thereof at such time under the terms of Section 3.07 and, if applicable, require the immediate payment of the Make-Whole Amount or Prepayment Premium. Upon any such declaration, the Notes and Obligations, including accrued and unpaid interest thereon and the Make-Whole Amount and/or Prepayment Premium, if applicable, shall become due and payable immediately. The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except with respect to nonpayment of principal, interest, premium (including the Make-Whole Amount and Prepayment Premium) or Additional Interest, if any, that have become due solely because of the acceleration) have been cured or waived.

Section 6.03         Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and premium, interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04         Waiver of Past Defaults.

Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Additional Interest, if any, on the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

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Section 6.05         Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes (it being understood that the Trustee shall have no duty to ascertain whether or not any direction is unduly prejudicial to such Holders) or that may involve the Trustee in personal liability provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Securities pursuant to this Section 6.05.

Section 6.06         Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a)          the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)          the Majority Holders make a written request to the Trustee to pursue the remedy;

(c)          such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

(d)          the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)          during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07         Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and premium, interest and Additional Interest, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

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Section 6.08         Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or Section 6.01(b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers and the Guarantors for the whole amount of principal of, premium, interest and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Additional Interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09         Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10         Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

(A)         to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Trustee’s costs and expenses of collection;

(B)         to the recipients set forth in Section 6 of the Note Purchase Agreement for amounts due under Section 6 of the Note Purchase Agreement;

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(C)         to Holders of Notes for amounts due and unpaid on the Notes for principal, premium (including the Make-Whole Amount and Prepayment Premium, if applicable), interest and Additional Interest, if any, and amounts due under Section 4(c) of the Note Purchase Agreement, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium (including the Make-Whole Amount and Prepayment Premium, if applicable), interest and Additional Interest, if any, and amounts due under Section 4(c) of the Note Purchase Agreement, if any, respectively;

(D)         to the Holders, Trustee and Collateral Agent on account of any other unpaid Obligations; and

(E)         to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Article 7
TRUSTEE

Section 7.01         Duties of Trustee.

(a)        If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)        Except during the continuance of an Event of Default:

(1)         the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

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(2)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)        The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)         this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)         the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(3)         the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof; and

(4)         no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)        Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)        The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with an Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02         Rights of Trustee.

(a)        The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)        Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

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(c)          The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)          The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)          Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer.

(f)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holder shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)          The Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except: (1) any Event of Default occurring pursuant to Section 6.01(a) or Section 6.01(b) hereof; or (2) any Default or Event of Default of which a Responsible Officer shall have received written notification or obtained actual knowledge.

(h)          The permissive right of the Trustee to act hereunder shall not be construed as a duty.

(i)          The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including as Collateral Agent, and in each of its capacities hereunder under any other agreement executed in connection with this Indenture to which the Trustee is a party.

(j)          In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)          The Trustee and the agents appointed pursuant to this Indenture shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee or such agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility), it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l)          The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

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Section 7.03         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, any Guarantor or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA), it must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue as trustee or (iii) resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 and Section 7.11 hereof.

Section 7.04         Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for any Issuer’s use of the proceeds from the Notes or any money paid to an Issuer or upon any Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05         Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or premium, if any, interest or Additional Interest, if any, on any Note, the Trustee may withhold the notice to the Holders of the Notes (other than any Holder or affiliated Holders holding Notes in an amount equal to or in excess of 50.1% of the principal amount of the Notes) if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06         Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).

Section 7.07         Compensation and Indemnity.

The Issuers shall pay to the Trustee from time to time such reasonable compensation as the Issuers and the Trustee may agree in writing for the Trustee’s acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

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The Issuers and the Guarantors shall indemnify the Trustee, jointly and severally, against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by an Issuer, any Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Issuers and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers and the Guarantors shall not relieve the Issuers or the Guarantors of their obligations hereunder. The Issuers and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers and the Guarantors shall pay the reasonable fees and expenses of such counsel; provided that the Issuers and the Guarantors will not be required to pay such fees and expenses if they assume the Trustee’s defense with counsel acceptable to and approved by the Trustee (such approval not to be unreasonably withheld) and there is no conflict of interest between the Issuers and the Trustee in connection with such defense. The Issuers and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld. Neither the Issuers nor the Guarantors need reimburse the Trustee for any expense or indemnity against any liability or loss of the Trustee to the extent such expense, liability or loss is attributable to the negligence, bad faith or willful misconduct of the Trustee.

The obligations of the Issuers and the Guarantors under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(k) or Section 6.01(l) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08         Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing upon 30 days notice at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing and may appoint a successor trustee. The Issuers may remove the Trustee if:

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(a)          the Trustee fails to comply with Section 7.10 hereof;

(b)          the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)          a receiver, Custodian or public officer takes charge of the Trustee or its property; or

(d)          the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10 hereof, any Holder, who has been a bona fide Holder of a Note for at least six months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ and the Guarantors’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09       Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Issuers and the Holders of the Notes.

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Section 7.10         Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11         Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Article 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01         Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at the option of their respective Boards of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, exercise their rights under either Section 8.02 or Section 8.03 hereof with respect to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02         Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have discharged their obligations with respect to all outstanding Notes, and each Guarantor shall be deemed to have discharged its obligations with respect to its Subsidiary Guarantee, on the date the conditions set forth in Section 8.04 below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, and each Guarantor shall be deemed to have paid and discharged its Subsidiary Guarantee (which in each case shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below) and to have satisfied all its other obligations under such Notes or Subsidiary Guarantee, this Indenture and the other Note Documents (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Issuers’ obligations with respect to such Notes under Section 2.03, Section 2.04, Section 2.06, Section 2.07, Section 2.09 and Section 4.02 hereof and the Appendix, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith and (d) the Legal Defeasance provisions of this Article 8. Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

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If the Issuers exercise their Legal Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee, and any security for the Notes (other than the trust) will be released.

Section 8.03         Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Article 4 (other than those in Section 4.01, Section 4.02, Section 4.06 and Section 4.14), Section 5.01(a)(4) and in the other Note Documents on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(g) through Section 6.01(j) hereof shall not constitute Events of Default.

If the Issuers exercise their Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and any security for the Notes (other than the trust) will be released.

Section 8.04         Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)        the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, interest and Additional Interest, if any, on the outstanding Notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to the date of fixed maturity or to a particular redemption date;

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(b)        in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(1)         the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(2)         since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)        in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)        no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness) and the granting of Liens to secure such borrowings);

(e)        such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)        the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(g)        the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05         Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

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Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 or 8.08 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any of its Subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or 8.08 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 or 8.08 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance, Covenant Defeasance or Discharge, as the case may be.

Section 8.06         Repayment to Issuers.

Subject to applicable escheat and abandoned property laws, any money or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by an Issuer, in trust for the payment of the principal of or premium, interest or Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, interest or Additional Interest, if any, has become due and payable shall be paid to the Issuers on their written request or (if then held by an Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money or non-callable Government Securities, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the written direction and expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07         Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or non-callable Government Securities in accordance with Section 8.05 hereof, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.05 hereof; provided, however, that, if an Issuer makes any payment of principal of or premium, interest, Additional Interest, if any, on any Note following the reinstatement of its obligations, such Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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Section 8.08         Discharge.

This Indenture and the other Note Documents shall be satisfied and discharged and shall cease to be of further effect as to all Notes issued hereunder (except for (x) the rights of Holders of outstanding Notes to receive solely from the trust fund described in clause (a)(2) of this Section 8.08, and as more fully set forth in such clause (a)(2), payments in respect of the principal of and premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due, (y) the Issuers’ obligations with respect to such Notes under Section 2.03, Section 2.04, Section 2.06, Section 2.07, Section 2.09 and Section 4.02 hereof and the Appendix and (z) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith), when:

(a)        either:

(1)         all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(2)         all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise, and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest and Additional Interest, if any, to the date of fixed maturity or redemption;

(b)        in respect of Section 8.08(a)(2), no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing or securing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument (other than the agreements or instruments governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

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(c)          the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture;

(d)          the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at fixed maturity or the redemption date, as the case may be; and

(e)          the Issuers have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of this Indenture (“Discharge”) have been satisfied.

Article 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01           Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Issuers, the Guarantors, the Trustee and the Collateral Agent may amend or supplement any of the Note Documents without the consent of any Holder of a Note:

(a)          to cure any ambiguity, defect or inconsistency;

(b)          to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)          to provide for the assumption of an Issuer’s or Guarantor’s obligations to the Holders of Notes pursuant to Article 5 or Article 10 hereof;

(d)          to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Note Documents of any such Holder;

(e)          [reserved];

(f)          to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(g)          to add any additional Guarantor or Collateral with respect to the Notes or to evidence the release of any Guarantor from its Subsidiary Guarantee or the release of any Liens, in each case in accordance with Article 10 hereof or the other Note Documents, as applicable;

(h)          to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents establishing Parity Liens;

(i)          to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

(j)          to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee.

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Upon the request of the Company authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

In addition, the Trustee and Collateral Agent, as applicable, may enter into additional intercreditor and subordination agreements or amend, supplement or waive the Intercreditor Agreement or any such additional intercreditor or subordination agreements with the consent of Holders of 50.1% of the principal amount of the Notes; provided, however, the Trustee and Collateral Agent, as applicable, may, without the consent of any Holder, execute or countersign joinders and other acknowledgements in connection with the Intercreditor Agreement to give effect to the joinder of any Priority Lien Debt to the Intercreditor Agreement in accordance with the terms of the Intercreditor Agreement and to the extent permitted under the indenture.

After an amendment or supplement under this Section 9.01 becomes effective, the Issuers shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.01.

Section 9.02         With Consent of Holders of Notes.

Except as provided above in Section 9.01 and below in this Section 9.02, the Issuers, the Guarantors, the Trustee and Collateral Agent may amend or supplement this Indenture and the Note Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Section 6.04 and Section 6.07 hereof, any existing Default or Event of Default or compliance with any provision of the Note Documents may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, tender offer or exchange offer for Notes). However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a)          reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)          reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption or repurchase of the Notes (other than provisions relating to minimum required notice of optional redemption or except as provided in Section 3.08, Section 3.09, Section 4.10 and Section 4.15 hereof);

(c)          reduce the rate of or change the time for payment of interest on any Note;

(d)          waive a Default or Event of Default in the payment of principal of or premium, interest or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

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(e)          make any Note payable in money other than that stated in the Notes;

(f)          make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of or premium, if any, interest or Additional Interest, if any, on the Notes (except as permitted in clause (g) below);

(g)          waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 3.08, Section 3.09, Section 4.10 and Section 4.15 hereof);

(h)          release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with Article 10 of this Indenture, or amend any provision or term of Article 10 of this Indenture affecting the release of any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture; or

(i)          make any change in the preceding amendment, supplement and waiver provisions or the other amendment, supplement and waiver provisions.

In addition, any amendment or supplement to, or waiver of, the provisions of this Indenture or any Note Document establishing the Parity Liens that has the effect of releasing or subordinating all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Majority Holders.

The Trustee and Collateral Agent, as applicable, may enter into additional intercreditor and subordination agreements or amend, supplement or waive the Intercreditor Agreement or any such additional intercreditor or subordination agreements with the consent of Holders of 50.1% of the principal amount of the Notes.

Notwithstanding the foregoing, amendment or waiver of the specific provisions of the Note Purchase Agreement shall be limited by Section 22 thereof.

Upon the request of the Issuers accompanied by Board Resolutions authorizing their execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture, unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

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After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Section 9.03         [Reserved].

Section 9.04         Revocation and Effect of Consents and Waivers.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on any Note. However, any such Holder of a Note or a subsequent Holder of a Note may revoke the consent or waiver as to such Holder’s Note or portion of its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (i) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.

Section 9.05         Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06         Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and all conditions precedent are satisfied.

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Article 10
GUARANTEES OF NOTES

Section 10.01         Subsidiary Guarantees.

Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees, on a senior secured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes held thereby and the Obligations of the Issuers hereunder, thereunder and under the Note Documents, that: (a) the principal of and premium, if any, interest and Additional Interest, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise, and interest on the overdue principal of and premium, (to the extent permitted by law) interest and Additional Interest, if any, on the Notes, and all other payment Obligations of the Issuers to the Holders or the Trustee hereunder, thereunder and under the Note Documents will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture, the Notes or Note Documents shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Issuers.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against an Issuer, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes, this Indenture and the other Note Documents.

If any Holder or the Trustee is required by any court or otherwise to return to an Issuer, the Guarantors, or any Custodian, Trustee or other similar official acting in relation to any of the Issuers or the Guarantors, any amount paid by an Issuer or any Guarantor to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby.

Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

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Section 10.02         [Reserved].

Section 10.03         Guarantors May Consolidate, etc., on Certain Terms.

(a)          No Guarantor shall sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than an Issuer or another Guarantor, subject to the Collateral Requirements), unless immediately after giving effect to such transaction, no Default or Event of Default exists and either (i) (1) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes, pursuant to a supplemental indenture substantially in the form of Annex A hereto and pursuant to such other agreements as are reasonably satisfactory to the Trustee and the Collateral Agent, as applicable, the Subsidiary Guarantee and all other obligations of such Guarantor under the Notes and the other Note Documents on terms set forth therein, (2) any Collateral owned by or transferred to the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) shall continue to constitute Collateral under the Note Documents subject to the Collateral Requirements, (3) the property and assets of the Person which is consolidated or merged with or into such Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the Note Documents, shall be treated as after-acquired property and such Guarantor shall take such action (or agree to take such action) as may be reasonably necessary to cause such property and assets to be made Collateral, in the manner, and to the extent required under the Note Documents, (4) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) shall be engaged in the Oil & Gas Business, except to the extent permitted by Section 4.17, (5) the Person formed by, continuing or surviving any such merger is a Person organized and existing under the laws of the United States, any State of the United States or the District of Columbia and, after giving effect to such transaction, shall be a wholly-owned Subsidiary of the Company, (6) all Issuers and other Guarantors shall confirm and reaffirm all their obligations under the notes and other Note Documents to which such Issuer or Guarantor is a party pursuant to a supplemental indenture, (7)(x) the Company will, on the date of such consolidation or merger after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (y) immediately after giving effect to such consolidation or merger and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such consolidation or merger and (8) such Person has delivered to the Trustee an Officers’ Certificate stating that such consolidation, merger or disposition and such supplemental indenture and other Note Documents (if any) comply with this Indenture and the other Note Documents, or (ii) such transaction complies with the provisions of Section 4.10.

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(b)          In the case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Annex A hereto, of the Subsidiary Guarantee and the due and punctual performance of all of the covenants of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

Section 10.04         Releases of Subsidiary Guarantees.

The Subsidiary Guarantee of a Guarantor shall be released: (1) in connection with any sale or other disposition of all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with Section 4.10; (2) in connection with any sale or other disposition of Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with Section 4.10 and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition; (3) [Reserved]; (4) upon Legal Defeasance or Covenant Defeasance or Discharge in accordance with Article 8; or (5) upon the liquidation or dissolution of such Guarantor, provided no Default or Event of Default has occurred that is continuing; and provided that the assets of such Guarantor are transferred to a Guarantor or Issuer subject to the Collateral Requirements upon such liquidation or dissolution or are otherwise disposed of as permitted by this Indenture.

Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that any of the events described in the foregoing clauses (1) – (5) has occurred, the Trustee shall execute any documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and premium, interest and Additional Interest, if any, on the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 10.

Section 10.05         [Reserved].

Section 10.06         Limitation on Guarantor Liability.

The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

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Article 11
MISCELLANEOUS

Section 11.01      [Reserved].

Section 11.02      Notices.

Any notice or communication by an Issuer, any Guarantor or the Trustee to the others is duly given if in writing (in the English language) and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to any of the Issuers or the Guarantors:

Breitburn Energy Partners LP

515 South Flower Street

Suite 4800

Los Angeles, California 90071

Attention: Chief Financial Officer

Telecopier No.: 213-225-5917

with a copy (not constituting notice) to:

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, New York 10103

Attention: Shelley Barber

Telecopier No.: 917-849-5353

If to the Trustee:

U.S. Bank, National Association

Corporate Trust
950 17th Street - 12th Floor
Denver, CO 80202

Attention: Corporate Trust Administration

Telecopier No.: 303-585-6865

Notices and deliveries from any Issuer or Guarantor shall also be subject to the Note Purchase Agreement. An Issuer, any of the Guarantors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery in each case to the address shown above.

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Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If either of the Issuers mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03       Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by an Issuer to the Trustee to take any action under this Indenture, such Issuer shall furnish to the Trustee:

(a)          an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)          an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)          a statement that the person making such certificate or opinion has read such covenant or condition;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

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(c)          a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)          a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

Section 11.06       Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07       No Personal Liability of Directors, Officers, Employees and Unitholders.

No director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Subsidiary Guarantees, the Indenture or the Note Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Section 11.08       Governing Law.

THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 11.09       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10       Successors.

All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors. The Issuers and Guarantors shall not assign any of their rights or obligations hereunder (including the Obligations and Note Obligations) or under any other Note Document except as expressly permitted hereunder without the consent of the Majority Holders and any such assignment without such consent shall be null and void ab initio.

Section 11.11      Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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Section 11.12       Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.13       Counterparts.

The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.14       Acts of Holders.

(a)          Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and may be given or obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding Notes; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuers if made in the manner provided in this Section 11.14.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)          Notwithstanding anything to the contrary contained in this Section 11.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.03.

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(d)          If the Issuers shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to a resolution of the Board of Directors of the General Partner, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.05 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)          Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or an Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(f)          Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(g)          For purposes of this Indenture, any action by the Holders that may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 11.15       Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information within their possession or control as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

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Article 12
COLLATERAL AND SECURITY

Section 12.01         Security Interest.

(a)          The due and punctual payment of the principal of, premium on, if any, and interest if any, on the Notes and the other Obligations of Guarantors and Issuers under the Guarantees and other Note Documents, when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any (to the extent permitted by law), on the Notes and the Obligations of the Guarantors and Issuers under the Guarantees and other Note Documents and performance of all other obligations of the Issuers and each of the Guarantors to the Holders of Notes, the Trustee or the Collateral Agent under the Note Documents, according to the terms hereunder or thereunder (collectively, the “Notes Obligations”), are secured, as provided in the Security Documents. The Issuers and each of the Guarantors consent and agree to be bound by the terms of the Security Documents to which they are parties, as the same may be in effect or may be amended from time to time, and agree to perform their obligations thereunder in accordance therewith. The Issuers and each of the Guarantors hereby agree that the Collateral Agent shall hold the Collateral on behalf of and for the benefit of itself, as Collateral Agent and Trustee, and all of the Holders of Notes.

(b)          Each Holder of Notes, by its acceptance thereof and of the Guarantees, consents and agrees to the terms of the Intercreditor Agreement and the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and amendments to the Security Documents) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and appoints U.S. Bank National Association as the Collateral Agent. Each Holder of Notes directs the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith, subject to the terms and conditions thereof. The Collateral Agent and each Holder of Notes, by accepting the Notes and the Guarantees of the Issuers and each of the Guarantors, acknowledges that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the holders of Obligations, subject to the Intercreditor Agreement, and U.S. Bank National Association, as Trustee and as Collateral Agent, and the Lien of this Indenture and the Security Documents is subject to and qualified and limited in all respects by the Intercreditor Agreement, the Security Documents and actions that may be taken thereunder.

Section 12.02         Further Assurances; Liens on Additional Property.

(a)          Each Issuer and each of the Guarantors shall do or cause to be done all acts and things that may be required, or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the holders of the Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Note Document to become, Collateral after the Issue Date), in each case, as contemplated by, and with the Second-Priority Lien required under, the Note Documents.

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(b)          Upon the reasonable request of the Collateral Agent or the Majority Holders at any time and from time to time, each Issuer and each of the Guarantors shall promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Agent or Majority Holders may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Note Documents for the benefit of the holders of the Obligations; provided, that no such security document, instrument or other document shall be materially more burdensome upon the Issuers and the Guarantors than the Note Documents executed and delivered (or required to be executed and delivered pursuant to Section 5(o), Section 5(p), or Section 5(q) of the Note Purchase Agreement) by the Issuers and the Guarantors in connection with the issuance of the Notes on or about the Issue Date.

(c)          In addition, from and after the Issue Date, if any Issuer or any Guarantor acquires any property or asset that constitutes (or becomes) collateral for the Priority Lien Debt, if and to the extent that any Priority Lien Document requires any supplemental security document for such collateral or other actions to achieve a perfected security interest in such collateral or if any Issuer or Guarantor otherwise provides or agrees to provide any of the foregoing to the Priority Lien Agent or any holder of Priority Lien Debt, the Company shall, or shall cause the Operating Partnership, Finance Corp. or the applicable Guarantor to, promptly (but not in any event later than the date that is 10 Business Days after which such supplemental security documents are executed and delivered (or other action taken) under such Priority Lien Documents), to the extent permitted by applicable law, execute and deliver to the Collateral Agent appropriate Security Documents (or amendments or supplements thereto, as applicable) in such form as shall be reasonably acceptable to Collateral Agent and as shall be necessary to grant the Collateral Agent a perfected Second-Priority Lien on such collateral or take such other actions in favor of the Collateral Agent as shall be necessary to grant a perfected Second-Priority Lien on such collateral to the Collateral Agent, subject to the terms of the Intercreditor Agreement and the other Note Documents. Additionally, subject to the Intercreditor Agreement and the other Note Documents, if any Issuer or any Guarantor creates any additional security interest upon any property or asset that would constitute Collateral, or takes any additional actions to perfect any existing security interest in Collateral, in each case for the benefit of any of the holders of the Priority Lien Debt after the date of this Indenture, such Issuer or such Guarantor, as applicable, must, to the extent permitted by applicable law, within ten (10) Business Days after such security interest is granted or other action taken, grant a Second-Priority Lien upon such property or asset, and take such additional perfection actions, as applicable, for the benefit of the Collateral Agent, Trustee and the Holders, and obtain all related deliverables as those delivered to the Priority Lien Representative in each case as security for the obligations of Issuers with respect to the Notes, the obligations of the Guarantors under the Subsidiary Guarantees and the performance of all other obligations of the Issuers and the Guarantors under the Note Documents, including, without limitation, all Obligations. Notwithstanding the foregoing, to the extent that any Lien on any Collateral is perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Priority Lien Representative, or of agents or bailees of the Priority Lien Representative, the perfection actions and related deliverables described in this paragraph shall be deemed complied with if and for so long as (i) the Intercreditor Agreement is in full force and effect and (ii) the Priority Lien Collateral Agent shall have such possession or control for the benefit of the Collateral Agent and as bailee or sub-agent of the Collateral Agent as provided in the Intercreditor Agreement; provided, however, notwithstanding anything to the contrary set forth in foregoing, the Issuers and Guarantors shall be required to deliver duly executed control agreements with respect to deposit accounts, securities accounts and commodity accounts to the extent required under the Note Documents.

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(d)          Notwithstanding the foregoing, the Collateral Agent shall, at the written direction of the Majority Holders, and the Majority Holders shall have the right to require that the Issuers and Guarantors place Mortgages on any properties of any Issuer or Guarantor acquired after the Issue Date (including, for the avoidance of doubt, Oil and Gas Properties whether consisting of proved or unproved crude oil or natural gas reserves or developed or undeveloped acreage or otherwise) that are not already subject to a Mortgage (the “Additional Collateral Right”). The Collateral Agent shall, at the written direction of the Majority Holders, and the Majority Holders, may exercise such Additional Collateral Right by delivering notice to the Priority Lien Agent with a copy to the Company (the “Election Notice”) of its intent to require a Mortgage or Mortgages over the property specified in such notice (the “Required Mortgages”). Upon the earlier of (i) the expiration of the 60th day after delivery of such notice to the Priority Lien Agent and (ii) the date the Priority Lien Agent informs the Collateral Agent or Majority Holders, as applicable, that it does not intend to seek such Required Mortgages, the Collateral Agent shall, at the written direction of the Majority Holders, and the Majority Holders may deliver written notice to the Company informing the Company that it is exercising its Additional Collateral Right with respect to the Required Mortgages. The applicable Issuer or Guarantor shall, within 60 days from the date of receipt of such notice (or such later date as the Majority Holders may agree to in their reasonable discretion), deliver the duly executed and recorded Second-Priority Required Mortgages, accompanied by title information in form and substance reasonably acceptable to the Lead Holder and Collateral Agent, a customary Opinion of Counsel and customary deliverables consistent with such Opinion of Counsel and deliverables delivered in connection with the Mortgaged Properties under the Note Purchase Agreement; provided, however, to the extent any such property is subject to title defects that prevent the Issuers and Guarantors from placing a Mortgage thereon, the Issuers and Guarantors shall use commercially reasonable efforts to cure or overcome such title defects so that Mortgages may be placed on such properties as promptly as practicable (and the Collateral Agent will, at the written direction of the Majority Holders, and the Majority Holders will, extend such delivery dates as reasonably determined in their discretion to accommodate the same). Notwithstanding the foregoing, with respect to any such Required Mortgage granted to the Collateral Agent for the benefit of the Collateral Agent, Trustee, Holders and indemnitees, the applicable Issuer or Guarantor shall also, immediately prior to or contemporaneously therewith, deliver a first-priority Mortgage securing the Priority Lien Obligations over such property to the Priority Lien Agent for the benefit of the secured parties under the Priority Lien Documents (unless the Priority Lien Agent declines such Mortgage).

(e)          Notwithstanding anything herein or in the Note Documents to the contrary, neither the Company nor any Guarantor will be required to grant a security interest in, and the Collateral shall not include, any Excluded Asset.

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(f)        The Company will, deliver to the Collateral Agent semi-annually on or before March 31 and September 30 in each calendar year, beginning September 30, 2015, an Officers’ Certificate, providing a good faith estimate, as of the date of such certificate, of the percentage of the total discounted future net revenue (determined by a discount factor of 10% per annum) of the Issuers’ and the Guarantors’ Oil and Gas Properties evaluated in the Company’s most recent Reserve Report that the Collateral represents (which, in any case, shall not be less than 80% of the total discounted future net revenue (determined by a discount factor of 10% per annum) of the Issuers’ and the Guarantors’ Oil and Gas Properties evaluated in the Company’s most recent Reserve Report (the “minimum collateral requirement”), together with (i) such executed Mortgages or amendments or supplements to prior Mortgages naming the Collateral Agent, as mortgagee or beneficiary, as may be necessary to cause the minimum collateral requirement to be satisfied, (ii) satisfactory evidence of the completion of all recordings and filings of such Mortgages, amendments or supplements in the proper recorders’ offices or appropriate public records (and payment of any taxes or fees in connection therewith), and (iii) local counsel Opinion(s) of Counsel (each, subject to customary assumptions and qualifications) to the effect that the Collateral Agent has a valid and perfected Lien with respect to the real property that is subject to the applicable Mortgage.

Section 12.03       Intercreditor Agreement.

This Article 12 and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Intercreditor Agreement. Each Issuer and each Guarantor consents to, and agrees to be bound by, the terms of the Intercreditor Agreement, as the same may be in effect or may be amended from time to time, and to perform its obligations thereunder in accordance with the terms thereof. Each Holder of Notes, by its acceptance of the Notes (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Collateral Agent on behalf of each Second Lien Secured Party (as defined in the Intercreditor Agreement) to enter into the Intercreditor Agreement as Collateral Agent on behalf of such Second Lien Secured Parties (as defined in the Intercreditor Agreement). The foregoing provisions are intended as an inducement to the lenders under the Existing Credit Agreement to extend credit to the Company and certain of its Subsidiaries, and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

Section 12.04       Release of Liens in Respect of Notes.

The Collateral Agent’s Parity Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Obligations under the Note Documents, and the right of the Holders and such Obligations to the benefits and proceeds of the Collateral Agent’s Parity Liens on the Collateral will terminate and be discharged:

(1)         upon satisfaction and discharge of this Indenture in accordance with Article 8 hereof;

(2)         upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article 8 hereof;

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(3)         upon payment in full and discharge of all Notes outstanding under this Indenture and all other Notes Obligations that are outstanding, due and payable under this Indenture and the other Note Documents at the time the Notes are paid in full and discharged;

(4)         as to any Collateral that is sold, transferred or otherwise disposed of by any Issuer or any Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Restricted Subsidiary of the Company in a transaction or other circumstance that complies with Section 4.10 (other than the obligation to apply proceeds of such Asset Sale as provided in such provision), at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Agent’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01; provided, further, that the proceeds of such sale, transfer or other disposition shall remain subject to the Parity Lien to the extent required by the Note Documents;

(5)         in whole or in part, with the written consent of the Holders of the requisite percentage of Notes in accordance with Article 9 hereof;

(6)         with respect to the assets of any Guarantor, at the time that such Guarantor is released from its Guarantee in accordance with Section 10.04; or

(7)         if and to the extent required by Section 4.01 of the Intercreditor Agreement.

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Issuers

BREITBURN ENERGY PARTNERS LP

By:	Breitburn GP LLC,
its general partner

/S/ James G. Jackson
Name:	James G. Jackson
Title:	Executive Vice President and
Chief Financial Officer

BREITBURN OPERATING LP

By:	Breitburn Operating GP LLC,
its general partner

/S/ James G. Jackson
Name:	James G. Jackson
Title:	Executive Vice President and
Chief Financial Officer

BREITBURN FINANCE CORPORATION

/S/ James G. Jackson
Name:	James G. Jackson
Title:	Chief Financial Officer

[Signature Page to Indenture]

GUARANTORS

ALAMITOS COMPANY
BEAVER CREEK PIPELINE, L.L.C.
GTG PIPELINE LLC
MERCURY MICHIGAN COMPANY, LLC
PHOENIX PRODUCTION COMPANY
QRE GP, LLC
TERRA ENERGY COMPANY LLC
TERRA PIPELINE COMPANY LLC

By:	/S/ James G. Jackson
	Name:	James G. Jackson
	Title:	Chief Financial Officer

BREITBURN OPERATING GP LLC
BREITBURN GP LLC
BREITBURN MANAGEMENT COMPANY LLC

By:	/S/ James G. Jackson
	Name:	James G. Jackson
	Title:	Executive Vice President and
Chief Financial Officer

BREITBURN FLORIDA LLC
BREITBURN OKLAHOMA LLC
BREITBURN SAWTELLE
BREITBURN TRANSPETCO GP LLC
BREITBURN TRANSPETCO LP LLC

By:	Breitburn Operating LP,
its sole member

By:	Breitburn Operating GP LLC,
its general partner

By:	/S/ James G. Jackson
	Name:	James G. Jackson
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Indenture]

QR ENERGY, LP

By:	QRE GP, LLC,
its general partner

By:	/S/ James G. Jackson
	Name:	James G. Jackson
	Title:	Chief Financial Officer

QRE OPERATING, LLC

By:	QR Energy, LP,
its sole member

By:	QRE GP, LLC,
its general partner

By:	/S/ James G. Jackson
	Name:	James G. Jackson
	Title:	Chief Financial Officer

TRANSPETCO PIPELINE COMPANY, L.P.

By:	Breitburn Operating LP,
on behalf of itself and as the sole member of
Breitburn Transpetco GP LLC, each a
general partner

By:	Breitburn Operating GP LLC,
its general partner

By:	/S/ James G. Jackson
	Name:	James G. Jackson
	Title:	Executive Vice President and
Chief Executive Officer

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:	/S/ Leland Hansen
	Name:	Leland Hansen
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION
as Collateral Agent

By:	/S/ Leland Hansen
	Name:	Leland Hansen
	Title:	Vice President

[Signature Page to Indenture]

RULE 144A/REGULATION S/IAI APPENDIX

PROVISIONS RELATING TO INITIAL NOTES

1.	Definitions

1.1	Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Depository” means DTC, its nominees and their respective successors.

“DTC” means The Depository Trust Company.

“IAI Notes” means Initial Notes resold to Institutional Accredited Investors in reliance on an exemption from registration under the Securities Act other than Rule 144A or Regulation S.

“Initial Notes” means (1) $650.0 million aggregate principal amount of 9.25% Senior Secured Second Lien Notes due 2020 issued on the Issue Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Institutional Accredited Investor” means an institutional “accredited investor,” as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act.

“Notes” means the Initial Notes and the Additional Notes, treated as a single class.

“Notes Custodian” means the custodian with respect to (i) a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee and (ii) a Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means Initial Notes resold to QIBs in reliance on Regulation S.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means Initial Notes resold to QIBs in reliance on Rule 144A.

“Transfer Restricted Securities” means Notes that bear or are required to bear the legend set forth in Section 2.3(b) hereof.

1.2	Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Distribution Compliance Period”	2.1(b)
“Global Note”	2.1(a)
“Restricted Global Note”	2.1(a)

App. - 1

2.	The Notes.

2.1           (a) Form and Dating. The Initial Notes will be offered and sold by the Issuers pursuant to the Note Purchase Agreement. Initial Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons with the global Notes legend and restricted Notes legend set forth in Exhibit 1 hereto (each, a “Restricted Global Note”), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. Beneficial interests in a Restricted Global Note representing Initial Notes sold in reliance on either Rule 144A or Regulation S or sold to Institutional Accredited Investors in reliance on an exemption from registration under the Securities Act other than Rule 144A or Regulation S may be held through Euroclear or Clearstream, as indirect participants in the Depository. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)          Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository. If such Global Notes are Restricted Global Notes, then separate Global Notes shall be issued to represent Rule 144A Notes, Regulation S Notes and IAI Notes so long as required by law or the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuers, the Trustee and any agent of the Issuers or the Trustee shall be entitled to treat the Holder as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

App. - 2

Until the 40th day after the Issue Date (such period, the “Distribution Compliance Period”), a beneficial interest in a Restricted Global Note representing Regulation S Notes may be transferred to a Person who takes delivery in the form of an interest in a Restricted Global Note representing Rule 144A Notes or IAI Notes, as applicable, only if the transferor first delivers to the Trustee a written certificate (in the form provided in Exhibit 1 hereto) to the effect that (x) in the case of Rule 144A Notes, such transfer is being made to a Person who the transferor reasonably believes is purchasing for its own account or accounts as to which it exercises sole investment discretion and that such Person is a QIB, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction or (y) in the case of IAI Notes, the interest in the Restricted Global Note Representing IAI Notes is being transferred to an Institutional Accredited Investor acquiring securities for its own account or for the account of another Institutional Accredited Investor. After the expiration of the Distribution Compliance Period, such certification requirements shall not apply to such transfers of beneficial interests in a Restricted Global Note representing Regulation S Notes.

Beneficial interests in a Restricted Global Note representing Rule 144A Notes or IAI Notes may be transferred to a Person who takes delivery in the form of an interest in a Restricted Global Note representing Regulation S Notes, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in Exhibit 1 hereto) to the effect that such transfer is being made in accordance with Rule 904 of Regulation S or Rule 144 (if available).

(c)         Certificated Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Restricted Global Notes shall not be entitled to receive physical delivery of certificated Notes. Certificated Notes shall not be exchangeable for beneficial interests in Global Notes, except with the consent of the Company.

2.2         Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $650.0 million 9.25% Senior Secured Second Lien Notes due 2020 and (2) any Additional Notes for an original issue in an aggregate principal amount specified in the Company Order of the Issuers pursuant to Section 2.02 of the Indenture, in each case upon a Company Order of the Issuers. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and to whom the Notes shall be registered and delivered and, in the case of any issuance of Additional Notes pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.09 and Section 4.12 of the Indenture.

2.3         Transfer and Exchange.

(a)          Transfer and Exchange of Global Notes.

(i)          The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

App. - 3

(ii)         Notwithstanding any other provisions of this Appendix, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iii)        In the event that a Restricted Global Note is exchanged for Notes in certificated form pursuant to Section 2.4 of this Appendix, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(b)          Legends.

(i)          Except as permitted by the following paragraph (ii), or unless such legend has been removed as provided in such legend, each Note certificate evidencing the Restricted Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (the “Restricted Notes Legend”):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES NOT TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT THAT THE NOTES MAY BE TRANSFERRED (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR”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’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER (1) PURSUANT TO CLAUSE (E) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (F) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION, AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

App. - 4

(ii)         The Company, acting in its discretion, may remove the legend set forth in paragraph (i) above from any Transfer Restricted Security at any time on or after the Resale Restriction Termination Date applicable to such Transfer Restricted Security. Without limiting the generality of the preceding sentence, the Company may effect such removal by issuing and delivering, in exchange for such Transfer Restricted Security, a Note without such legend, registered to the same Holder and in an equal principal amount, and upon receipt of a Company Order given at least three Business Days in advance of the proposed date of exchange specified therein (which shall be no earlier than the Resale Restriction Termination Date), the Trustee shall authenticate and deliver such Note as directed in such order.

(c)          Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for certificated Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, or if any certificated Note is exchanged for such a beneficial interest, the principal amount of Notes represented by such Global Note shall be reduced or increased, as appropriate, and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction or increase, as the case may be.

(d)          Obligations with Respect to Transfers and Exchanges of Notes.

(i)          To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate certificated Notes and Global Notes at the Registrar’s request.

App. - 5

(ii)         No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.10, 4.15 and 9.05 and of the Indenture).

(iii)        The Registrar shall not be required to register the transfer of or exchange of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

(iv)         Prior to the due presentation for registration of transfer of any Note, the Issuers, the Guarantors, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, interest and Additional Interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v)          All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(e)          No Obligation of the Trustee or any Agent.

(i)          Neither the Trustee nor any Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of optional redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee and the Agents may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)         Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under Applicable Law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

App. - 6

2.4         Certificated Notes.

(a)          A Global Note deposited with the Depository or with the Notes Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and in either event a successor depositary is not appointed by the Issuers within 90 days, or (ii) an Event of Default has occurred and is continuing and DTC notifies the Trustee of its decision to exchange the Global Notes. Except as provided in the preceding sentence, and notwithstanding any contrary indication in Section 2.3(b), beneficial interests in a Global Note may be exchanged for certificated Notes only with the consent of the Company, including if an affiliate (as defined in Rule 144) of the Company acquires such interests.

(b)          Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository or the Notes Custodian to the Trustee located at its Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 in excess of $2,000 and registered in such names as the Depository shall direct. Any certificated Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.3(b), bear the Restricted Notes Legend.

(c)          Subject to the provisions of Section 2.4(b), the Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d)          In the event of the occurrence of any of the circumstances specified in Section 2.4(a), the Issuers shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

App. - 7

EXECUTION VERSION

EXHIBIT 1 TO RULE 144A/REGULATION S/IAI APPENDIX

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES NOT TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT THAT THE NOTES MAY BE TRANSFERRED (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR”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’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER (1) PURSUANT TO CLAUSE (E) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (F) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION, AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Ex. 1 to App. - 1

[Original Issue Discount Legend]

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUERS AT THE FOLLOWING ADDRESS: BREITBURN ENERGY PARTNERS LP, 515 SOUTH FLOWER STREET, SUITE 4800, LOS ANGELES, CA 90071.

Ex. 1 to App. - 2

BREITBURN ENERGY PARTNERS LP

BREITBURN OPERATING LP

BREITBURN FINANCE CORPORATION

No. [ ]	$[ ]

CUSIP No. [                 ]

ISIN No. [                 ]

9.25% Senior Secured Second Lien Notes due 2020

Breitburn Energy Partners LP, a Delaware limited partnership, Breitburn Operating LP, a Delaware limited partnership, and Breitburn Finance Corporation, a Delaware corporation, jointly and severally promise to pay to __________, or registered assigns, the principal sum of _________ Dollars on May 18, 2020 [or such greater or lesser amount as may be indicated on Schedule A hereto].1

Interest Payment Dates: March 31, June 30, September 30 and December 31.

Record Dates: March 15, June 15, September 15 and December 15.

Additional provisions of this Note are set forth on the other side of this Note.

1 If this Note is a Global Note, add this provision.

Ex. 1 to App. - 3

Breitburn Energy Partners LP

By:	Breitburn GP, LLC,
its general partner

By:
Name:
Title:

Breitburn Operating LP

By:	Breitburn Operating GP, LLC,
its general partner

By:
Name:
Title:

BreitBurn Finance Corporation

By:
Name:
Title:

Ex. 1 to App. - 4

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

U.S. Bank National Association,

as Trustee, certifies that

this is one of the Notes

referred to in the Indenture.

By
Authorized Signatory

Dated:

Ex. 1 to App. - 5

[FORM OF REVERSE SIDE OF INITIAL NOTE]

9.25% Senior Secured Second Lien Notes due 2020

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.   Interest. Breitburn Energy Partners LP, a Delaware limited partnership (the “Company”), Breitburn Operating LP, a Delaware limited partnership (“Operating Partnership”), Breitburn Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company and the Operating Partnership, the “Issuers”), jointly and severally promise to pay interest on the principal amount of this Note at 9.25% per annum from April 8, 2015 until maturity and shall pay the Additional Interest payable pursuant to the Indenture. The Issuers will pay interest and Additional Interest, if any, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 2015, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Additional Interest shall be payable in cash on demand by the Trustee. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment. The Issuers will pay interest on the Note to the Persons who are registered Holders of Notes at the close of business on the March 15, June 15, September 15 and December 15 immediately preceding applicable the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 4.01(b) and Section 6.01(d) of the Indenture with respect to Additional Interest. Holders must surrender Notes to the Paying Agent to collect payments of principal and premium, if any, together with accrued and unpaid interest and Additional Interest, if any, due at maturity. The Notes will be payable as to principal, premium, if any, interest and Additional Interest, if any, at the office or agency of the Issuers maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to any amounts due on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Ex. 1 to App. - 6

3.   Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee and Collateral Agent under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4.   Indenture. The Issuers issued the Notes under an Indenture dated as of April 8, 2015 (“Indenture”) among the Issuers, the Guarantors, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture. The Notes are subject to all the terms set forth in the Indenture, and Holders are referred to the Indenture for a statement of such terms. The Notes are senior secured second lien obligations of the Issuers limited to $650.0 million aggregate principal amount in the case of Notes issued on the Issue Date (as defined in the Indenture).

5.   Optional Redemption.

(a)          Except as set forth in subparagraphs (c) and (d) of this Paragraph 5, the Issuers shall not have the option to redeem the Notes prior to April 8, 2018. On or after April 8, 2018, the Issuers shall have the option to redeem the Notes, in whole or in part at any time, upon prior notice as set forth in Paragraph 7 (and, following any acceleration of the maturity of the Notes on or after April 8, 2018, in connection with an Event of Default and/or in or in connection with a voluntary or involuntary Insolvency Proceeding or otherwise, shall redeem all of the Notes (and all such Notes shall become due and payable)), at the redemption or acceleration prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to the applicable redemption or acceleration date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption or acceleration date), if redeemed or so accelerated during the twelve-month period beginning on April 8 of the years indicated below:

YEAR	PERCENTAGE
2018	106.000%
2019	100.000%

(b)          [RESERVED].

(c)          Prior to April 8, 2018, the Issuers may redeem all or part of the Notes (and, following any acceleration of the maturity of the Notes prior to April 8, 2018, in connection with an Event of Default and/or in or in connection with a voluntary or involuntary Insolvency Proceeding or otherwise, shall redeem all of the Notes (and all such Notes shall become due and payable)) at a redemption or acceleration price equal to the sum of: (1) 100% of the principal amount thereof, plus (2) accrued and unpaid interest, if any, to the redemption or acceleration date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption or acceleration date), plus (3) the Make-Whole Amount (and, following acceleration of the maturity thereof, in connection with an Event of Default and/or in connection with a voluntary or involuntary Insolvency Proceeding or otherwise, shall redeem all of the Notes).

Ex. 1 to App. - 7

(d)          The Notes may also be redeemed, as a whole, following certain Change of Control Offers, at the redemption price and subject to the conditions set forth in Section 4.15(f) of the Indenture.

6.   Repurchase at Option of Holder. In connection with an Invalid Debt Incurrence, the Company shall make an Offer to Purchase as and when provided in accordance with Sections 3.08 and 3.09 of the Indenture.  Upon the occurrence of a Change of Control, the Company shall make a Change of Control Offer in accordance with Section 4.15 of the Indenture. In connection with certain Asset Sales, the Company shall make an Offer to Purchase as and when provided in accordance with Sections 3.09 and 4.10 of the Indenture.

7.   Notice of Redemption. Notice of redemption will be delivered electronically or mailed by first-class mail at least 30 days but not more than 60 days (except as otherwise provided in the Indenture if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance or Discharge) before the redemption date to each Holder whose Notes are to be redeemed at its registered address. If sent in the manner provided for in Section 3.03 of the Indenture, the notice of optional redemption shall be conclusively presumed to have been given whether or not a Holder receives such notice. Failure to give timely notice or any defect in the notice shall not affect the validity of the redemption. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess of $2,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest and Additional Interest, if any, cease to accrue on Notes or portions thereof called for redemption.

8.   Guarantees. The payment by the Issuers of the principal of and premium, interest and Additional Interest, if any, on the Notes is fully and unconditionally guaranteed on a joint and several senior secured second lien basis by each of the Guarantors to the extent set forth in the Indenture.

9.   Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes due on transfer or exchange. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, they need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

10. Persons Deemed Owners. The registered holder of a Note may be treated as its owner for all purposes.

11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes and the Note Documents may be amended or supplemented with the consent of the Majority Holders, and any existing default or compliance with any provision of the Indenture, the Notes or the Note Documents may be waived with the consent of the Majority Holders in accordance with the terms of Section 9.02 of the Indenture. Without the consent of any Holder of a Note, the Indenture, the Notes and the Note Documents may be amended or supplemented as provided in Section 9.01 of the Indenture.

Ex. 1 to App. - 8

12. Defaults and Remedies. If an Event of Default (other than certain Events of Default relating to bankruptcy events as provided in the Indenture) occurs and is continuing, the Trustee, by notice to the Issuers, or the Majority Holders, by notice to the Issuers and the Trustee, may declare all the Notes and Obligations, including accrued and unpaid interest thereon and the Make-Whole Amount and/or Prepayment Premium, if applicable, to be due and payable immediately. Notwithstanding the preceding, in the case of an Event of Default arising from such events of bankruptcy, insolvency or reorganization described in Section 6.01(k) or 6.01(l) of the Indenture, all outstanding Notes and all other Obligations (including, without limitation, any Make-Whole Amount and/or Prepayment Premium, if applicable) will become due and payable without further action or notice. If the maturity of the Notes is accelerated, a premium equal to the Make-Whole Amount or Prepayment Premium (in each case, determined as if the Notes were redeemed at the time of such acceleration at the option of the Issuers pursuant to the terms of Section 3.07 of the Indenture) will, if applicable, become due and payable immediately without further action or notice, and the Issuers will pay such premium, as compensation to the Holders for the loss of their investment opportunity and not as a penalty, whether or not an Insolvency Proceeding has commenced, and (if an Insolvency Proceeding has commenced) without regard to whether such Insolvency Proceeding is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise, and without regard to whether the Notes and other Obligations are satisfied or released by foreclosure (whether or not by power of judicial proceeding), deed in lieu of foreclosure or by any other means. Without limiting the foregoing, any redemption of the Notes in or in connection with an Insolvency Proceeding shall constitute an optional redemption thereof at such time under the terms of Section 3.07 and, if applicable, require the immediate payment of the Make-Whole Amount or Prepayment Premium. Upon any such declaration, the Notes and Obligations, including accrued and unpaid interest thereon and the Make-Whole Amount and/or Prepayment Premium, if applicable, shall become due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, the Majority Holders may direct the Collateral Agent or Trustee in its exercise of any trust or power conferred on it. The Trustee may withhold from Holders of the Notes (other than any Holder or affiliated Holders holding Notes in an amount equal to or in excess of 50.1% of the principal amount of the Notes) notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest, premium or Additional Interest) if it determines that withholding notice is in their interest. The Majority Holders by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Additional Interest, if any, on the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and, so long as any Notes are outstanding, the Issuers are required upon certain Officers becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. Defeasance and Discharge. The Notes are subject to defeasance and discharge upon the terms and conditions specified in the Indenture.

Ex. 1 to App. - 9

14. No Recourse Against Others. No director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Subsidiary Guarantees, the Indenture or the Note Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15. Authentication. This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers and corresponding ISIN numbers to be printed on the Notes and the Trustee may use CUSIP numbers and corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Governing Law. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

19. Successors. In the event a successor assumes all the obligations of an Issuer under the Notes and the Indenture, pursuant to the terms thereof, such Issuer will be released from all such obligations.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Breitburn Energy Partners LP

515 South Flower Street

Suite 4800

Los Angeles, CA 90071

Attention: Chief Financial Officer

Ex. 1 to App. - 10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

Print or type assignee’s name, address and zip code)

(Insert assignee’s Soc. Sec. or tax I.D. No.)

and irrevocably appoint __________________ agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to one year after the later of the date of original issuance of such Notes (or the date of any subsequent reopening of the Notes) and the last date, if any, on which such Notes were owned by an Issuer or any Affiliate of an Issuer (or, in the case of Regulation S Notes, prior to the expiration of the Distribution Compliance Period), the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to an Issuer; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	to a person who the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that is purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

Ex. 1 to App. - 11

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(6)	☐	pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Ex. 1 to App. - 12

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers and any Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

Ex. 1 to App. - 13

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.08, Section 4.10 or 4.15 of the Indenture, check the box below:

☐ Section 3.08	☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.08, Section 4.10 or Section 4.15 of the Indenture, state the amount (in minimum denomination of $2,000 or integral multiples of $1,000 in excess of $2,000) you elect to have purchased: $____________

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Soc. Sec. or Tax Identification No.:

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Ex. 1 to App. - 14

[TO BE ATTACHED TO GLOBAL NOTE]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

Ex. 1 to App. - 15

EXHIBIT 2 TO RULE 144A/REGULATION S/IAI APPENDIX

Form of Transferee Letter of Representation

Breitburn Energy Partners LP

Breitburn Operating LP

Breitburn Finance Corporiation

515 South Flower Street, Suite 4800

Los Angeles, CA 90071

In care of

[                    ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[        ] principal amount of the 9.25% Senior Secured Second Lien Notes due 2020 (the “Notes”) of Breitburn Energy Partners LP, Breitburn Operation LP and Breitburn Finance Corp (collectively, the “Issuers”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Numbers:

The undersigned represents and warrants to you that:

We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company or any Subsidiary thereof, (b) pursuant to an effective registration statement under the Securities Act, (c) for so long as the notes are eligible for resale pursuant to rule 144A under the Securities Act (“Rule 144A”), to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on rule 144A, (d) to an institutional “accredited investor” within the meaning of rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, (e) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Issuers’ and the Trustee’s right prior to any such offer, sale, or transfer (1) pursuant to clause (e) prior to the end of the 40-day distribution compliance period within the meaning of Regulation S under the Securities Act or pursuant to clause (f) prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certification, and/or other information satisfactory to each of them, and (2) in each of the foregoing cases, to require that a certificate of transfer in the form appearing on this note is completed and delivered by the transferor to the trustee.

Ex. 2 to App. - 1

TRANSFEREE:

Name:
Title:

Ex. 2 to App. - 2

SCHEDULE I

AGREEMENT WITH AFFILIATES

Each of the following is an agreement referred to in paragraph (4) of Section 4.11:

1.	Contribution, Conveyance and Assumption Agreement, dated as of October 10, 2006, by and among Pro GP Corp., Pro LP Corp., BreitBurn Energy Corporation, BreitBurn Energy Company L.P., BreitBurn Management Company, LLC, BreitBurn GP, LLC, BreitBurn Energy Partners L.P., BreitBurn Operating GP, LLC and BreitBurn Operating L.P.

2.	Contribution, Conveyance and Assumption Agreement, dated as of October 10, 2006, by and among Pro GP Corp., Pro LP Corp., BreitBurn Energy Corporation, BreitBurn Energy Company L.P., and BreitBurn Management Company, LLC.

3.	Contribution Agreement, dated June 17, 2008, by and among BreitBurn Management Company LLC, BreitBurn GP, LLC, BreitBurn Energy Corporation and BreitBurn Energy Partners L.P.

4.	Third Amended and Restated Administrative Services Agreement, dated May 8, 2012, by and between Pacific Coast Energy Company LP (formerly BreitBurn Energy Company L.P.) and Breitburn Management Company LLC (as amended).

5.	Omnibus Agreement, dated August 26, 2008, by and among BreitBurn Energy Holdings LLC, BEC (GP) LLC, BreitBurn Energy Company L.P, BreitBurn GP, LLC, BreitBurn Management Company, LLC and BreitBurn Energy Partners L.P. (as amended)

6.	Operations and Proceeds Agreement relating to the Dominguez Field and dated October 10, 2006 and Amendment No. 1 to the Operations and Proceeds Agreement entered into on June 17, 2008, by and between BreitBurn Energy Company L.P. and BreitBurn Operating L.P.

7.	Surface Operating Agreement dated October 10, 2006 and Amendment No. 1 to the Surface Operating Agreement entered into on June 17, 2008, by and between BreitBurn Energy Company L.P. and its predecessor BreitBurn Energy Corporation and BreitBurn Operating L.P.

8.	Arrangement pursuant to which Quicksilver buys natural gas from the Partnership and its Restricted Subsidiaries in Michigan.

9.	Assignment of Oil and Gas Leases, dated as of September 24, 2010, by and between BreitBurn Operating LP and BreitBurn Collingwood Utica LLC.

10.	Assignment of Oil and Gas Leases, dated as of September 24, 2010, by and between Terra Energy Company LLC and BreitBurn Collingwood Utica LLC.

11.	Contribution Agreement, effective as of September 24, 2010, by and among BreitBurn Operating LP, Terra Energy Company LLC and BreitBurn Collingwood Utica LLC relating to the Assignments of Oil and Gas Leases immediately above.

S - 1

ANNEX A

BREITBURN ENERGY PARTNERS LP

BREITBURN OPERATING LP

BREITBURN FINANCE CORPORATION

and

the Guarantors named herein

9.25% SENIOR SECURED SECOND LIEN NOTES DUE 2020

FORM OF SUPPLEMENTAL INDENTURE
AND AMENDMENT — SUBSIDIARY GUARANTEE

DATED AS OF ____________ __, ____

U.S. Bank National Association,

as Trustee and Collateral Agent

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This SUPPLEMENTAL INDENTURE, dated as of ___________ __, ____, is among Breitburn Energy Partners LP, a Delaware limited partnership (the “Company”), Breitburn Operating LP, a Delaware limited partnership (“Operating Partnership”), Breitburn Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company and the Operating Partnership, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and U.S. Bank National Association, as Trustee and Collateral Agent.

RECITALS

WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of April 8, 2015 (the “Indenture”), pursuant to which the Company has issued $650,000,000 in the aggregate principal amount of 9.25% Senior Secured Second Lien Notes due 2020 (the “Notes”);

WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.13 or 10.03 thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01.         This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02.         This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

ARTICLE 2

From this date, in accordance with Section 4.13 or 10.03 of the Indenture and by executing this Supplemental Indenture, each Guarantor whose signature appears below is subject to the provisions of the Indenture to the extent provided for in Article 10 thereof.

ARTICLE 3

Section 3.01.         Except as specifically modified herein, the Indenture, the Notes and the other Note Documents are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

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Section 3.02.         Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuers and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Indenture and makes no representation with respect thereto. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 3.03.         THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04.         The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

Breitburn Energy Partners LP

By:	Breitburn GP, LLC,
its general partner

By:
Name:
Title:

Breitburn Operating LP

By:
Name:
Title:

Breitburn Finance Corporation

By:
Name:
Title:

GUARANTORS
[	]

By:
Name:
Title:

A-4

U.S. Bank National Association,
as Trustee

By:
Name:
Title:

U.S. Bank National Association,
as Collateral Agent

By:
Name:
Title:

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